United States
Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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RETAIL OPPORTUNITY INVESTMENTS CORP.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 25, 2023
To the Stockholders of Retail Opportunity Investments Corp.:
The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Retail Opportunity Investments Corp., a Maryland corporation (the “Company”), will be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on April 25, 2023, at 1:30 p.m., Eastern time, to consider and vote on the following matters:
(1)    the election of nine directors to serve on the Company’s board of directors until the Company’s 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualify;
(2)    the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
(3)    the resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the accompanying proxy statement;
(4)    an advisory proposal to determine the frequency of holding future stockholder advisory votes on the compensation of the Company’s named executive officers; and
(5)    the transaction of such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
The close of business on March 1, 2023 has been fixed by our board of directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.
We hope that all stockholders who can do so will attend the Annual Meeting in person. Whether or not you plan to attend, in order to assure proper representation of your shares of our common stock, par value $0.0001 per share (“Common Stock”), at the Annual Meeting, we urge you to submit your proxy voting instructions to the Company. By submitting your proxy voting instructions promptly, you can help the Company avoid the expense of follow-up mailings and ensure the presence of a quorum at the Annual Meeting. If you attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares in person.
If you are a registered holder of shares of Common Stock as of the close of business on the record date, you may vote your shares of Common Stock in person at the Annual Meeting or by submitting your proxy voting instructions to the Company by following the instructions on your proxy card. If you hold shares of Common Stock in “street name” through a broker or other financial institution as of the close of business on the record date, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to authorize a proxy to vote your shares of Common Stock.
Your proxy is being solicited by our board of directors. Our board of directors recommends that you vote “FOR” each nominee for director named in the accompanying proxy statement, “FOR” proposals 2, 3 and for “EVERY YEAR” on proposal 4.

By Order of the Board of Directors

Stuart A. Tanz President and Chief Executive Officer	Michael B. Haines Chief Financial Officer, Treasurer and Secretary
San Diego, California
March 24, 2023

- i -

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 25, 2023. The Proxy Statement and our 2022 Annual Report to Stockholders are available at: http://www.viewproxy.com/roireit/2023
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 25, 2023
GENERAL MEETING INFORMATION
This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the board of directors of Retail Opportunity Investments Corp., a Maryland corporation (the “Company,” “ROIC,” “we,” “our” or “us,”), for use at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on April 25, 2023, at 1:30 p.m., Eastern time, or at any postponements or adjournments thereof.
If you are a registered holder of shares of our common stock, par value $0.0001 per share (“Common Stock”), as of the close of business on March 1, 2023 (the “Record Date”), you may vote your shares of Common Stock in person at the Annual Meeting or by submitting your proxy voting instructions to us by following the instructions on your proxy card. If you hold shares of Common Stock in “street name” through a broker or other financial institution you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to authorize a proxy to vote your shares of Common Stock.
Shares of Common Stock represented by properly submitted proxies received by us prior to the Annual Meeting will be voted according to the instructions specified on such proxies. Any stockholder of record submitting voting instructions or a proxy retains the power to revoke such instructions or proxy at any time prior to its exercise at the Annual Meeting by (i) delivering prior to the Annual Meeting a written notice of revocation to Michael B. Haines, our Secretary, at Retail Opportunity Investments Corp., 11250 El Camino Real, Suite 200, San Diego, California 92130, (ii) submitting a later dated proxy card, (iii) authorizing a proxy via the Internet or by telephone at a later date or (iv) by voting in person at the Annual Meeting. A stockholder submitting a notice of revocation by mail should provide sufficient time for delivery. Attending the Annual Meeting will not automatically revoke a stockholder’s previously submitted voting instructions or proxy unless such stockholder votes in person at the Annual Meeting. If your shares are held in “street name” and you desire to change your vote, you should contact the nominee holding shares for you (i.e., a brokerage firm, bank, broker-dealer or other intermediary) for instructions on how to do so.
If a proxy is properly authorized without specifying any voting instructions and not revoked prior to the Annual Meeting, the shares of Common Stock represented by such proxy will be voted FOR the election of the director nominees named in this Proxy Statement to serve on our board of directors until our 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualify, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, FOR the advisory resolution on the compensation of our named executive officers as disclosed in this Proxy Statement and EVERY YEAR on the advisory vote on the frequency of holding future stockholder advisory votes on the compensation of the Companyʼs named executive officers. As to any other business which may properly come before the Annual Meeting or any postponements or adjournments thereof, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.
This Proxy Statement, the Notice of the 2023 Annual Meeting of Stockholders and the related proxy card are first being sent and made available to stockholders on or about March 24, 2023.
Annual Report
This Proxy Statement is accompanied by our Annual Report to Stockholders for the year ended December 31, 2022, including financial statements audited by Ernst & Young LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2022, and their report thereon, dated February 16, 2023.

Voting Securities and Record Date
Stockholders will be entitled to cast one vote for each share of Common Stock held of record at the close of business on the Record Date with respect to (i) the election of nine directors to serve on our board of directors until our 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualify, (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, (iii) the resolution to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement, (iv) the advisory proposal on the frequency of future stockholder advisory votes on the compensation of our named executive officers and (v) any other proposal for stockholder action that may properly come before the Annual Meeting or any postponements or adjournments thereof.
Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., a broker) does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other financial institution it is critical that you cast your vote if you want it to count in the election of directors, the advisory resolution to approve the compensation of our named executive officers as disclosed in this Proxy Statement or the proposal on the frequency of future stockholder advisory votes on the compensation of our named executive officers. Under the rules of the New York Stock Exchange (“NYSE”), the only item to be acted upon at the Annual Meeting with respect to which a broker or nominee will be permitted to exercise voting discretion is the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Although our Common Stock trades on the NASDAQ Stock Market (“NASDAQ”), the NYSE rules affect us because most of the shares of Common Stock held in “street name” are held with NYSE member-brokers. Therefore, if you hold your shares of Common Stock in “street name” and you do not give the broker or nominee specific voting instructions on the election of the directors, the advisory resolution to approve the compensation of our named executive officers  or the proposal on the frequency of future stockholder advisory votes on the compensation of our named executive officers, your shares will not be voted on those items, and a broker non-vote will occur.
Abstentions and broker non-votes will have no effect on the election of directors, the ratification of the appointment of Ernst & Young LLP, the advisory vote on the compensation of our named executive officers or the advisory vote to determine the frequency of holding future stockholder advisory votes on the compensation of our named executive officers as disclosed in this Proxy Statement. Because directors are elected by a plurality of the votes cast in the election of directors, and no additional nominations may properly be presented at the Annual Meeting, “withhold” votes will have no effect on the election of directors.
The presence, in person or by proxy, of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum. The disposition of business scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes: (i) for the election of a director, a plurality of all the votes cast in the election of directors at the Annual Meeting; (ii) for the ratification of the appointment of our independent registered public accounting firm, a majority of all the votes cast on the matter at the Annual Meeting; (iii) for the advisory resolution on the compensation of our named executive officers, a majority of all the votes cast on the matter at the Annual Meeting; and (iv) for the advisory proposal to determine the frequency of holding future stockholder advisory votes on the compensation of our executive officers, a majority of all the votes cast on the matter at the Annual Meeting. Generally, approval of matters presented to our stockholders require a majority of the votes present or represented at any meeting of stockholders. However, because the vote to determine the frequency of holding future stockholder advisory votes on executive compensation is advisory and non-binding, if none of the frequency options receive a majority of the votes present or represented at the Annual Meeting, the option receiving the greatest number of votes will be considered the frequency recommended by our stockholders.
As of the Record Date, we had 125,024,887 shares of Common Stock and 8,447,117 OP units (as defined below) of our operating partnership, Retail Opportunity Investments Partnership, L.P. (our “operating partnership”), issued and outstanding.

2023 PROXY STATEMENT SUMMARY
This summary highlights certain information contained elsewhere in this Proxy Statement and does not encompass all the information that you should consider. This Proxy Statement should be read in its entirety before voting.
Fiscal 2022 Performance Highlights
During 2022, the Company delivered another year of strong operating and financial performance. We continued the disciplined execution of our strategy focused on necessity-based community and neighborhood shopping centers on the West Coast, which resulted in the following:
•Exceptional operational performance in the retail REIT industry:
-$51.9 million of net income attributable to common stockholders ($0.42 per diluted share)
-$145.3 million in funds from operations (“FFO”)(1) ($1.10 per diluted share)
-10.0% growth in FFO per diluted share (2022 vs. 2021)
-4.6% increase in same-center cash net operating income (2022 vs. 2021)
-98.1% of our gross leasable area (including 100% of anchor space) was leased at December 31, 2022, the 10th consecutive year above 96.0% and an all-time record high
-1.6 million square feet of leases were executed, representing the 12th consecutive year of leasing approximately double the square footage originally scheduled to expire and all-time record activity
-Achieved growth in same-space cash rents of 23.2% on new leases and 7.8% on renewals
-$120.2 million of grocery-anchored shopping center acquisitions
-$61.4 million of capital raised ($36.2 million of dispositions, $25.2 million of ATM issuances)
-Awarded 2022 Green Lease Leader (“Gold” level designation) by U.S. Department of Energy (2nd consecutive year)
•Maintained our strong balance sheet:
-Maintained 3.2x interest coverage (10th consecutive year above 3x)
-96.6% of portfolio’s gross leasable area unencumbered at year-end (all-time record high)
-$23.5 million of mortgage debt retired and reduced secured debt to 4.3% of total debt (new record low)
-$25.2 million of common equity raised through ATM program
•Continued execution of strategic growth:
-Continued focus on densification initiatives
-Continued development of our Environmental, Social and Governance (“ESG”) programs
-Continued focus on acquiring shopping centers where our team has the opportunity to build value
_______________
(1)For a description of FFO, see “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation.”
We believe that the value creation produced from an investment in real estate should be assessed over a long-term period and our strategy has focused on and continues to focus on long-term value creation. During 2022, in addition to creating value through our property operations and leasing activities, we continued to enhance the long-term competitive position and intrinsic value of our portfolio through the implementation of strategic initiatives. These initiatives include our densification initiatives and development of our ESG programs. The economic benefits of our activities in these areas during 2022 will not be realized until subsequent years. However, we believe these initiatives, when combined with the strength of our in-place portfolio of necessity-based neighborhood shopping centers on the West Coast that we have assembled over the past decade, will help position us to continue to generate attractive returns for stockholders over the long-term. The following table sets forth our total stockholder return (“TSR”) performance over the one, three, five and seven-year periods ended December 31, 2022.

Total Stockholder Return(1)				ROIC: Retail Opportunity Investments Corp. DJRE: Dow Jones U.S. Real Estate Retail Index MSCI: MSCI US REIT Index Peers(2): Executive Compensation Peer Group Median
1-Year	3-Year	5-Year	7-Year

Peers -13.79%	Peers 6.88%	MSCI 19.87%	MSCI 36.78%
DJRE -10.47%	MSCI -0.18%	Peers -7.92%	ROIC 6.61%
ROIC -20.64%	ROIC -7.92%	ROIC -11.01%	Peers -11.97%
MSCI -24.51%	DJRE -13.83%	DJRE -17.81%	DJRE -24.17%
_______________
(1)    The table above compares the total return on our Common Stock over the one, three, five and seven-year periods ended December 31, 2022 to the total return of comparable indices and our executive compensation peer group, assuming a $100 investment on January 1, 2015 and all dividends have been reinvested.
(2)    For more information about our executive compensation peer group, see “Executive Compensation—Compensation Discussion and Analysis—Setting Executive Compensation—Peer Group.”
Stockholder Outreach and Engagement
We believe that fostering long-term relationships with our stockholders and maintaining their trust is a key ROIC objective, and we recognize the value of listening to and understanding their views about our business. During 2022, we continued our stockholder outreach activities, dialoguing and meeting with key institutional stockholders, in an effort to proactively address important issues.
•Our Chief Executive Officer, Stuart A. Tanz, and other members of our senior management team were in regular contact with stockholders during 2022 and conducted 233 scheduled investor meetings to discuss a broad range of topics, including executive compensation.
•We considered our executive compensation program implemented by the Compensation Committee of our board of directors (the “Compensation Committee”) and the results of recent non-binding, advisory votes on the compensation of our named executive officers.
•Based on feedback received during the year and the continued support that stockholders showed for our executive compensation program in the 2022 advisory “say on pay” vote, the Compensation Committee maintained the principal elements of our executive compensation program when setting compensation for 2023.
Executive Compensation Highlights
We are pleased that stockholders continued to support our executive compensation program in the 2022 advisory “say on pay” vote, with approximately 92.4% of the votes cast approving our advisory resolution. We attribute this result to the Compensation Committee’s commitment to designing and implementing an executive compensation program that aligns executive compensation with Company performance and the creation of sustainable stockholder value, and view it as an indication that stockholders are supportive of the Compensation Committee’s approach to executive compensation and our responsiveness to investor concerns.
Our executive compensation program includes the following key features which have been implemented by the Compensation Committee as follows:

What We Do	Highlights
Formulaic annual cash incentive bonus program tied to rigorous objective performance criteria
-For 2023, 80% of our Chief Executive Officer’s annual cash incentive bonus opportunity will be based solely on the achievement of objective Company performance criteria, with 20% determined at the Compensation Committee’s discretion based on a subjective review of overall Company and individual performance

-Use Company performance criteria that emphasize the achievement of operating and financial metrics that drive stockholder value creation, including FFO per share
Equity compensation program linked to long-term performance and designed to promote retention	-Allocate 50% of stock grants to performance-based equity awards and 50% to time-based equity awards
-Vesting criteria for performance-based equity awards for 2022 to retain incorporation of achievement of ESG milestones
Strong corporate governance standards
-Require a “double trigger” for severance payments upon a change in control
-No excise tax gross-up provisions
-Prohibit hedging or pledging of Company securities
-Maintain stock ownership guidelines for our named executive officers and directors
-Employ a majority voting policy for the election of directors in uncontested elections
-Use an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent directors
-Prohibit the repricing of stock options without stockholder approval

For a detailed description of our executive compensation program, see “Executive Compensation—Compensation Discussion and Analysis.”

ESG HIGHLIGHTS
Our long-standing commitment to operating responsibly and sustainably is evidenced by our exceptional performance as a retail REIT and the strong relationships we have fostered in our neighborhoods and communities. To exemplify this commitment, we were selected as a Green Lease Leader by the U.S. Department of Energy and responded to the Global Real Estate Sustainability Benchmark (“GRESB”) for the second year in a row in 2022.
We published our third annual Environmental, Social and Governance (“ESG”) Report in 2022 which can be found on our website www.roireit.net. This report contains expanded data and information about our approach to ESG management and performance, including details of our progress against environmental targets and details on our ESG initiatives. The report is aligned with the Sustainability Account Standards Board (“SASB”) and Task Force on Climate-related Financial Disclosures (“TCFD”) frameworks. No information contained on our website is part of or incorporated into this Proxy Statement.
Governance Practices
Our board of directors takes an active role in overseeing our ESG strategy, initiatives, and programs. In 2019, we formalized our commitment to integrate ESG and sustainability into our wider business strategy through the establishment of an ESG Management Committee reporting to the Nominating and Corporate Governance Committee. We are actively implementing ESG initiatives that we believe will have the greatest impact on our business and stakeholders
Board Oversight of ESG
Our board of directors oversees our ESG strategy, initiatives, and programs. As a committee of our board of directors, the Nominating and Corporate Governance Committee oversees ESG strategy development and takes our stockholders’ and other stakeholders’ perspectives into consideration when formulating ESG practices. Our ESG Management Committee includes members from our executive, investor relations, special projects, and information technology teams. The ESG Management Committee is responsible for implementing our ESG strategy and providing updates to the Nominating and Corporate Governance Committee, which actively tracks our progress against our ESG goals. The ESG Committee met regularly, at least once per month, throughout 2022.
ESG Milestones in Executive Compensation
The Compensation Committee considered the design and implementation of our ESG strategy and decided to incorporate the achievement of ESG milestones into the vesting criteria for performance-based equity awards. The Compensation Committee determined that the achievement of ESG milestones would replace the attainment of densification entitlements for performance-based equity awards in respect of performance for the year ended December 31, 2019 (granted in 2020). We retained this metric for performance-based equity awards in respect of performance for the years ended December 31, 2020 (granted in 2021), December 31, 2021 (granted in 2022) and December 31, 2022 (granted in 2023) and have included new ESG milestones. For a detailed description of our executive compensation program, see “Executive Compensation—Compensation Discussion and Analysis.”

ESG Plans and Policies Document
Released in 2021 and available on our website, our ESG Plans and Policies document strives to act as a compendium of our ESG goals as overseen by the Nominating and Corporate Governance Committee while also highlighting specific considerations within our ESG program. Specific examples include stakeholder engagement and property highlights, greenhouse gas (“GHG”) emissions management considerations, climate change adaptation, property acquisition criteria and more.
Health and Safety
As part of our ESG Plans and Policies, we are committed to providing our personnel with a safe and healthy work environment. Our personnel have a responsibility for maintaining a safe and healthy workplace for all other personnel by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices and conditions. We are committed to considering the health and well-being and safety impact of our operations on employees, tenants, customers, contractors, and communities.
Code of Business Conduct and Ethics
Our board of directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors, officers and employees. The Code of Conduct was designed to assist directors, officers and employees in complying with the law, and in resolving moral and ethical issues that may arise in complying with our policies and procedures. Some areas addressed by the Code of Conduct include: conflicts of interest; confidentiality; internal accounting controls, fair dealing, discrimination and harassment; health and safety; and confidential, 24/7 access to reporting hotlines. Our Code of Business Conduct and Ethics is more fully described below under “Corporate Governance—Code of Business Conduct and Ethics.”
Policy Against Money Laundering
Adopted in 2020 and available on our website, our Policy Against Money Laundering exhibits our commitment to minimizing the risk of our operations being used by money launderers and to preventing any financing of terrorism. We comply with all applicable anti-money laundering laws and we will not knowingly do business with anyone who we suspect of being connected with criminal or terrorist activity or who is subject to applicable trade sanctions. Our employees, officers and directors are required to immediately report any suspicious activities to our Compliance Officer.
Policy on Human Rights
Pursuant to our Human Rights Policy, adopted in 2020 and available on our website, we aim to conduct operations that are consistent with the United Nations Universal Declaration of Human Rights and the United Nations Guiding Principles on Business and Human Rights which encompasses three pillars: i) the state duty to protect human rights; ii) the corporate responsibility to protect human rights; and iii) the need for greater access to remedy victims of business-related abuse. We are compliant with the employment and labor laws in the U.S. and in every state in which we operate. In addition to respect for human rights, the policy touches upon the important topics of diversity and inclusion, safe and healthy workplace considerations, workplace security and more.
Cybersecurity
With increasing risks and a constantly changing cyber environment, we ensure we have a well-formulated architecture for protection and maintenance of our information technology (“IT”) resources – to safeguard the operations of our business as well as the safety and privacy of our employees and our tenants. Critical components we employ to safeguard our IT environment include: perimeter security with next generation firewalls and physical security, email and web filtering services, endpoint protection, access controls, backups and data redundancy, multifactor authentication on critical systems, and regular, generally at least monthly, updates and formal training programs for our employees concerning IT security. The Audit Committee of our board of directors oversees cyber risk, information security and technology risks, including managementʼs actions to identify, assess and mitigate material cyber issues and risks. In addition, our management team reports quarterly, or more frequently if necessary, to our board of directors regarding IT security matters. The Compensation Committee also determined that cybersecurity assessment management would comprise a portion of the annual incentive bonus plan for Messrs. Haines and Schoebel for the years ended December 31, 2022 and 2023. For a detailed description of our executive compensation program, see “Executive Compensation—Compensation Discussion and Analysis.”

Environmental Stewardship and Risk Management
We recognize the environmental impact of our operations as a diverse portfolio of necessity-based retail properties. We are committed to developing a process to track and review our environmental impact from landlord-controlled common areas and, to the extent feasible, encouraging tenants to reduce their environmental footprints and to operate sustainably. The Nominating and Corporate Governance Committee, oversees our policies, programs and strategies related to environmental stewardship, including performance areas such as climate, energy, resource usage and waste.
•Environmental Management System: Our Environmental Management System (“EMS”) formalizes our Plan-Do-Check-Act approach to managing environmental issues at both the corporate and property level. The EMS establishes a baseline through which we can enhance environmental stewardship and community impact, while also driving financial value.
•Sustainable Buildings: A large part of our sustainability strategy includes aiming to achieve green building certifications for applicable, high-performance properties. Specifically, we have placed a strong emphasis on attaining IREM® Certified Sustainable Property certifications. While certification is an ongoing focus and goal, we have already made necessary progress. As of December 31, 2022, 13% of our portfolio by square footage consists of green properties driving positive environmental and social impacts.
•Property Acquisition Criteria: We include several ESG considerations in our property acquisition criteria. Some topics covered in our information request include: building safety; energy efficiency; GHG emissions; water supply and efficiency; access to public transportation; and compliance with regulatory requirements.
•Energy management: Energy management measures that have been implemented and/or are planned include LED lighting upgrades in common areas and the solicitation of bids to install on-site renewable energy (solar with battery storage where feasible) at selected properties. As of December 31, 2022, we had agreements to install rooftop solar for nine properties that represent 18% of our portfolio by GLA.
•Electric vehicle (“EV”) charging stations: As of December 31, 2022, we had 65 EV charging stations at eight properties and we are working with a number of anchor tenants that have entered into agreements to add an additional 23 EV charging stations across four properties.
•Waste management: We encourage our employees and third-party contractors to engage in sound waste management practices, covering issues such as hazardous and non-hazardous waste generation, reuse, recycling, composting, recovery, incineration, landfill, and on-site storage that complies with local laws and codes. We aim to address common area waste and encourage tenants to adopt similar practices.
•Water management: As of December 31, 2022, approximately 45% of our properties and office (by square footage) are located in regions with extremely high baseline water stress, and therefore we are committed to implementing water stewardship best practices across properties in these regions as well as across the rest of our portfolio. We encourage employees and third-party contractors to actively engage in sound water management practices. We aim to address common area water usage through efforts such as installing efficient irrigation systems and water-efficient fixtures. As of December 31, 2022, we have installed smart irrigation controls and monitoring systems at 17 California shopping centers located in drought-vulnerable regions resulting in an estimated 10-year cumulative reduction of approximately 100 million gallons of water usage.
•Biodiversity and habitat: We aim to minimize any potential impact our operations may have on wildlife, endangered species, ecosystems services, and habitat management through implementing strategies directly or through third-party contractors. Some strategies include managing snow and ice in ways that limit degradation of water quality, maintaining vegetative cover to prevent erosion, and reducing fertilizer use to only as needed for plant health applications based on soil testing.
•Indoor and outdoor environmental quality: We strive to maintain healthy indoor and outdoor environments at the properties we own and operate by, among others, preventative maintenance, green cleaning, and no smoking policies.
•Procurement and sourcing: We consider adopting sustainable procurement and material sourcing practices for common areas, on a property-by-property basis for existing, as well as, new construction and major renovation projects.
Environmental Performance and Targets
In 2020, we set measurable and time-bound reduction targets for common area energy, water, waste, and GHG emissions. We sourced a data software platform to support us in tracking our environmental metrics and began collecting metrics for our common areas and corporate office. We will continue to report our progress against these targets in future communications.
Please refer to our latest ESG Report for an update regarding ROIC’s progress on our environmental targets.
Calendar year 2021 GHG emissions, energy, waste, and water inventories were verified at the limited assurance level by an independent third party. Looking forward, we aim to collect more waste data across our properties and collect tenant data in addition to data for managed spaces.
Approach to Climate Change
We are committed to considering ways to prepare for long-term change in climatic conditions or climate related events. We strive to reduce these risks on our business and capture opportunities that may arise. To demonstrate this commitment, we have aligned our approach with the recommendations of the TCFD. Risk management is integrated into how we conduct business and a critical element of how we approach climate; in 2022, we conducted a fulsome climate scenario analysis to bolster our traditional risk assessments and further align our strategy with the TCFD. We have a comprehensive Disaster Recovery/Business Resumption Plan in place that includes how to respond to extreme weather events, such as floods, fires, and earthquakes, and to pandemics. Our operations and properties are subject to various federal, state and local laws and regulations concerning the protection of the environment, including air and water quality, hazardous or toxic substances and health and safety.

Social Responsibility
Supporting our employees, our tenants, and our communities is at the heart of our business model. Our properties provide essential services and places to gather people in meaningful ways and we strive to impact all of our stakeholders positively through engagement and dialogue.
•Diversity, Equity, and Inclusion (“DEI”): One of our highest priorities is promoting a diverse and inclusive workplace for all of our employees. Our long-term incentive plan’s ESG metrics include holding diversity and inclusion training for employees annually and all employees attend DEI training covering topics including diversity in the workplace, racial and ethnic identity and creating a culture of inclusion.
•Harassment Training: We offer harassment prevention trainings for supervisors and non-supervisors on topics including hostile work environments, abusive conduct and bullying.
•Employee Benefits: We are heavily invested in the recruitment and retention of diverse and qualified talent which is why we ensure that our employee benefits are not only in-line, but competitive with industry peers. Benefits include health, dental and vision insurance, paid vacation, holiday and sick leave and a 401(k) program.
•Employee Training and Development Initiatives: We support our employees with several education and training opportunities to help them advance their professional skills and build our internal capacity for growth and development.
•Tenants and Communities: ROIC is committed to ongoing tenant engagement and encourages several avenues for engagement, such as hosting and/or sponsoring free or not-for-profit led community events, such as a beach clean-up day.
Human Capital Management – Diversity Metrics
Our Nominating and Corporate Governance Committee, in guiding our ESG programs, also is responsible for overseeing our human capital management. We have disclosed enhanced diversity metrics aligned with EEO-1 reporting, which is a report filed with the Equal Employment Opportunity Commission by certain employers and includes data about the racial, ethnic and gender composition of a workforce. The graphic below sets forth such EEO-1 data regarding our management and workforce as of December 31, 2022.

DIVERSITY METRICS OF ROIC

Female								
	Caucasian	Hispanic	Asian	Pacific Islander	Black and African American	American Indian, Alaska Native	Two or More Races	Total Female
Executive	1.4%	0%	0%	0%	0%	0%	0%	1.4%
Management	12.9%	1.4%	0%	1.4%	0%	0%	0%	15.7%
All Other	20.0%	22.9%	5.7%	0%	1.4%	1.4%	1.4%	52.9%
Total Female	**34.3%**	**24.3%**	**5.7%**	**1.4%**	**1.4%**	**1.4%**	**1.4%**	**70%**

Male								
	Caucasian	Hispanic	Asian	Pacific Islander	Black and African American	American Indian, Alaska Native	Two or More Races	Total Male
Executive	4.3%	0%	0%	0%	0%	0%	0%	4.3%
Management	4.3%	0%	0%	0%	0%	0%	0%	4.3%
All Other	7.1%	12.9%	0%	0%	0%	0%	1.4%	21.4%
Total Male	**15.7%**	**12.9%**	**0%**	**0%**	**0%**	**0%**	**1.4%**	**30%**
Total	**50.0%**	**37.2%**	**5.7%**	**1.4%**	**1.4%**	**1.4%**	**2.8%**	**100%**

Note: Values may not total 100% due to rounding to one decimal place.

WORKFORCE GENDER BREAKDOWN

30%
70%
Female
Male

WORKFORCE RACE/ ETHNICITY BREAKDOWN

1.4%
2.8%
1.4%
1.4%
5.7%
50%
37.2%
Caucasian
Pacific Islander
Hispanic
African American
Asian
American Indian or Alaskan Native
Two or More Races

PROPOSAL 1

ELECTION OF DIRECTORS
Board of Directors
Our board of directors is currently comprised of nine directors: Richard A. Baker, Angela K. Ho, Michael J. Indiveri, Zabrina M. Jenkins, Lee S. Neibart, Adrienne B. Pitts, Laura H. Pomerantz, Stuart A. Tanz and Eric S. Zorn. In accordance with our charter (our “Charter”) and Second Amended and Restated Bylaws (our “Bylaws”), each director holds office until our next annual meeting of stockholders and until his or her successor has been duly elected and qualifies, or until the director’s earlier resignation, death or removal.
Upon the recommendation of the Nominating and Corporate Governance Committee, each of our current directors, Messrs. Baker, Indiveri, Neibart, Tanz and Zorn, and Mses. Ho, Jenkins, Pitts and Pomerantz, has been nominated by our board of directors to stand for election as directors by the stockholders at the Annual Meeting to serve until our 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify.
We seek to have a board of directors representing diverse educational backgrounds and different work and life experiences that provide a range of insights into the financial, governmental or legal matters that are relevant to our business and to our status as a publicly owned company. We believe that, as a group, the nominees bring a diverse range of perspectives that contribute to the effectiveness of our board as a whole and the oversight that our board of directors provides to our senior management team. The procedures and considerations of the Nominating and Corporate Governance Committee in recommending qualified director candidates are described below under “Corporate Governance—Identification of Director Candidates” in this Proxy Statement. The Nominating and Corporate Governance Committee and our board of directors concluded that each of our director nominees should be nominated for election based on the qualifications and experience described in the biographical information below under “Nominees for Election as Directors.”
It is intended that the shares of Common Stock represented by properly submitted proxies will be voted by the persons named therein as proxy holders FOR the election of Messrs. Baker, Indiveri, Neibart, Tanz and Zorn, and Mses. Ho, Jenkins, Pitts and Pomerantz as directors, unless otherwise instructed. If the candidacy of Messrs. Baker, Indiveri, Neibart, Tanz or Zorn, or Mses. Ho, Jenkins, Pitts or Pomerantz should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidates (if any) as shall be nominated by our board of directors. Our board of directors has no reason to believe that, if elected, Messrs. Baker, Indiveri, Neibart, Tanz and Zorn, and Mses. Ho, Jenkins, Pitts and Pomerantz will be unable or unwilling to serve as directors.
Nominees for Election as Directors
The following information is furnished regarding the nominees for election as directors as of the date of this Proxy Statement.
Richard A. Baker, 57, has served as one of our directors since our inception in 2007, as Executive Chairman of our board of directors between 2009 and 2012 and as Non-Executive Chairman of our board of directors from 2012 until present. Mr. Baker is the Chief Governour and Executive Chairman of the Hudson’s Bay Company, a diversified North American retail organization, which owns and operates Saks, Inc., and the Hudson’s Bay Company. Since 1988, Mr. Baker has served in various capacities, including President, Chief Operating Officer and Senior Vice President and is now Chairman of National Realty & Development Corp., a real estate development company. National Realty & Development Corp. owns and manages a real estate portfolio which includes shopping centers and corporate business centers located in 20 states. National Realty & Development Corp.’s tenants include prominent retailers such as Walmart, Kohl’s, Lowe’s, The Home Depot, Staples, Supervalu and T.J. Maxx. Mr. Baker received a B.S. in Hotel Administration from Cornell University and serves on the Dean’s Advisory Board of the hotel and real estate program and is currently an emeritus member of the Board of Trustees having previously served as a Trustee of the university. We believe Mr. Baker’s significant prior experience as a founder, an executive officer and a director of numerous real estate companies makes him qualified to serve as a director.
Angela K. Ho, 39, has served as one of our directors since March 2021. Ms. Ho has served as Senior Vice President and Chief Compliance Officer of OceanFirst Bank since February 1, 2023, and, prior to that, as Chief Accounting Officer from 2016 to February 2023. From 2012 to 2016, she served as Vice President and Controller at Northfield Bank and from 2010 to 2012 she served as Accounting Policy Manager at Signature Bank. Prior to that she worked at KPMG in the New York Financial Services Practice from 2006 to 2010. Ms. Ho is a New York Certified Public Accountant and a Chartered Global Management Accountant. She is an active member of the Association of International Certified Professional Accountants (AICPA) and currently serves on the AICPA

Governing Council. Ms. Ho has been awarded American Banker’s 2020 Most Powerful Women in Banking: Next List, Asian American Business Development Center’s 2018 Outstanding 50 Asian Americans in Business, and New Jersey Bankers Association’s 2015 New Leaders in Banking. Ms. Ho received a B.S. in Accounting from University of Massachusetts Amherst and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe that Ms. Ho’s extensive experience in the banking and accounting industries makes her qualified to serve as a director.
Michael J. Indiveri, 70, has served as one of our directors since our inception in 2007. He is a principal of Michael J. Indiveri, CPA LLC, a licensed certified public accounting firm that provides senior level accounting services to public and private financial institutions. From June 2011 to December 2011, Mr. Indiveri provided these financial and accounting consulting services through The Indiveri Group, LLC, a real estate investment firm, where he has served as President since 2007. He was an Executive Vice President and Chief Financial Officer of Hudson Valley Holding Corp. (NYSE: HVB) and its principal subsidiary Hudson Valley Bank from May 2013 to June 2015. From 2007 to 2011, Mr. Indiveri served as Executive Vice President and Chief Financial Officer of Amalgamated Bank in New York. From 1997 until 2007, Mr. Indiveri served as the Executive Vice President & Chief Financial Officer of City & Suburban Federal Savings Bank, where he was also a director. From 1994 to 1997, Mr. Indiveri served as Senior Vice President & Chief Financial Officer of New York Federal Savings Bank. Mr. Indiveri received a B.A. in Political Science from Rutgers University and an M.B.A. from Fordham University. We believe Mr. Indiveri’s experience at Hudson Valley Holding Corp. and his prior experience at Amalgamated Bank in New York, including as Executive Vice President and Chief Financial Officer, Chairman of the Investment Committee and Chairman of the Asset Liability Management Committee, makes him qualified to serve as a director.
Zabrina M. Jenkins, 52, has served as one of our directors since December 2021. Ms. Jenkins has served as acting Executive Vice President and General Counsel of Starbucks Corporation (NASDAQ: SBUX) since April 2022 and previously as Senior Vice President and Deputy General Counsel from February 2020 to April 2022. In her current role she leads a diverse cross-functional team responsible for legal and regulatory affairs, global security, and ethics and compliance. From January 2019 to February 2020, Ms. Jenkins served as Vice President and Interim Chief Ethics and Compliance Officer and from April 2016 to January 2019 she served as Managing Director at Starbucks Corporation. Ms. Jenkins joined Starbucks Corporation in 2005 and prior to that was an attorney in private practice. Additionally, Ms. Jenkins serves as an Executive Champion of the Starbucks Black Partner Network, advises the Inclusion and Diversity Committee for the Law & Corporate Affairs department, and provides legal counsel to the Audit and Compliance Committee, Nominating and Corporate Governance Committee, and the Compensation and Management Development Committee of the Starbucks Corporation Board of Directors. Ms. Jenkins also currently serves as a member of the Board of Trustees for Central Washington University and as a member of the Advisory Board of Washington Leadership Institute and the Board of Directors of the Loren Miller Bar Foundation. Ms. Jenkins was selected as a 2019-2020 fellow of the International Women’s Forum. Ms. Jenkins received a B.S. in Business Administration, Finance from Central Washington University, an M.S. in Higher Education Administration from Syracuse University School of Education, and a J.D. from Syracuse University College of Law. We believe Ms. Jenkins’ extensive legal and corporate experience makes her qualified to serve as a director.
Lee S. Neibart, 72, has served as one of our directors since our inception in 2007 and, until 2009, served as our President. Mr. Neibart is a founder of NRDC Real Estate Advisors, LLC and NRDC Equity Partners LLC. Mr. Neibart has been the Chief Executive Officer of HBS Global Properties, Inc. since 2013. Mr. Neibart has also been the Chairman and a Senior Partner of Trinity Investments since September 2016. From 2013 until June 2018, he was a Senior Partner and the Chairman of the Real Estate Group of Ares Management LLC. From 1993 until July 2013, Mr. Neibart was the Global Chief Executive Officer of AREA Property Partners, formerly Apollo Real Estate Advisors. From 1979 to 1993, Mr. Neibart worked at the Robert Martin Company, a real estate development and management firm, most recently as Executive Vice President and Chief Operating Officer. Mr. Neibart is a director of Hudson’s Bay Company. Mr. Neibart serves on the Advisory Board of The Real Estate Institute of New York University. He is a past President of the New York Chapter of the National Association of Industrial and Office Parks. Mr. Neibart received a B.A. from the University of Wisconsin and an M.B.A. from the New York University School of Business. We believe Mr. Neibart’s significant prior experience as a founder, an executive officer and a director of numerous real estate companies makes him qualified to serve as a director.
Adrienne B. Pitts, 54, has served as one of our directors since December 2021. Ms. Pitts has served as Managing Director and General Counsel for Loop Capital, LLC since July 2016, and was recently appointed Corporate Secretary. In this role, she manages all legal concerns for the firm’s multiple financial services units, including real estate investments, corporate and public finance, its infrastructure fund, its growing real estate platform, as well as other asset and investment management matters. She works with these business units to assess risks related to M&A, capital and debt raising, and the firm’s other financial offerings and investments. Prior to that, from 1995 to 2015, Ms. Pitts was an attorney in private practice, elected to partner or principal at three international law firms where she served as both a litigator and transactional lawyer and represented large public and private companies in the areas of antitrust, banking, corporate governance, M&A, securities regulatory compliance, as well as white-collar criminal defense. Ms. Pitts also currently serves on the Finance Committee of the Francis W. Parker School in Chicago and formerly served on its Audit and Governance Committees. She is also a member of World Business Chicago’s Legal Advisory Board. Ms. Pitts received a B.A. in Economics from the University of Pennsylvania, and a J.D. from Boston University School of Law. We believe Ms. Pitts’ extensive legal and corporate experience makes her qualified to serve as a director.
Laura H. Pomerantz, 75, has served as one of our directors since our inception in 2007. In 2014, Ms. Pomerantz was appointed Vice Chairman and Head of Strategic Accounts at Cushman & Wakefield. Ms. Pomerantz is a Principal and founding partner of Laura Pomerantz Real Estate, LLC, founded in April of 2013, and has been an executive in the Real Estate industry for over 28 years. She was a Founding Partner and Principal at PBS Gould Venture, LLC, d/b/a PBS Real Estate, LLC (“PBS Real Estate”), a boutique firm offering commercial real estate advisory solutions to both tenants and landlords. Prior to joining PBS Real Estate in 2001, Ms. Pomerantz was a Senior Managing Director at Newmark & Company Real Estate. Prior to joining Newmark & Company Real Estate in 1996, Ms. Pomerantz was Executive Managing Director of S.L. Green (NYSE: SLG) and prior to that she was the Executive Vice President of The Leslie Fay Companies, Inc., having responsibility for supervising several of its upscale fashion divisions. She was with The Leslie Fay Companies, Inc. for over 18 years and served on its Board of Directors. She is a director at the Richard Tucker Foundation and G-III Apparel Group, Ltd. (NASDAQ: GIII) and is a former director as well as a former member of the Nomination & Governance and Compensation Committees of Mack-Cali Realty Corporation (NYSE: CLI). Ms. Pomerantz received an A.B.A. in Business Administration from Miami Dade Community College. We believe Ms. Pomerantz’s significant prior experience as a Principal at PBS Real Estate and at other real estate and retail companies makes her qualified to serve as a director.
Stuart A. Tanz, 64, has served as our President and Chief Executive Officer and one of our directors since 2009. Mr. Tanz was the Chief Executive Officer of United Income Properties, Inc. from 2006 to 2009 and its Chief Operating Officer and President from 1988 to 1992. United Income Properties, Inc. was a privately owned retail real estate development company in Southern California which developed, owned and operated various shopping centers in Southern California and now owns, manages and operates approximately 1,150 self-storage units and an apartment property. From 1997 to 2006, Mr. Tanz was the Chairman, Chief Executive Officer and President of Pan Pacific Retail Properties, Inc., during which period its total market capitalization increased by 795% from $447 million to over $4 billion. Mr. Tanz oversaw and administered all aspects of Pan Pacific Retail Properties, Inc.’s business, management, finance and personnel and led its $146 million initial public offering on the NYSE and ultimately in the sale of the company for $4.1 billion to Kimco Realty Corp. (NYSE: KIM) in November 2006. From 1992 to December 1996, Mr. Tanz was a director of Revenue Properties Company Limited and was the Co-Chief Executive Officer from May 1996 to August 1997. Revenue Properties Company Limited was a publicly traded company on the Toronto Stock Exchange that was the parent company of Pan Pacific Development Corp., where Mr. Tanz was the President and Chief Operating Officer from 1992 to 1997. From 1982 to 1988, Mr. Tanz was the Director of Acquisitions of Southern California at Bramalea Limited, based in Toronto, Canada, and Bramalea California Inc. Mr. Tanz is a member of the Advisory Council for the University of Southern California Lusk Center for Real Estate, Chairman of the Advisory council for the Tanz Centre for Research in Neurodegenerative Diseases, and serves on the Board of trustees for the Sanford Burnham Prebys Medical Institute. Mr. Tanz is a member of International Council of Shopping Centers and Young Presidents Organization. In 1998, National Real Estate Investors named Mr. Tanz as one of the country’s top real estate executives under the age of 40 and in 2001 Mr. Tanz was awarded San Diego’s Ernst & Young Real Estate Entrepreneur of the Year in real estate. Mr. Tanz received a B.S. in Business Administration from the University of Southern California, Marshall School of Business. We believe Mr. Tanz’s significant prior public company experience as the Chairman, Chief Executive Officer and President of Pan Pacific Retail Properties, Inc. makes him qualified to serve as a director.
Eric S. Zorn, 74, has served as one of our directors since March, 2012. Mr. Zorn is currently Chairman of ESZ LLC, which is an International Real Estate Consulting Firm. It performs work for clients around the globe. From 2012 to 2015, Mr. Zorn served as a consultant to Wal-Mart Stores, Inc. and was engaged in Walmart’s Asian growth strategy. Until retiring in 2012, Mr. Zorn had served as President of Walmart Realty since 2002 and as an Executive Vice President of Wal-Mart Stores, Inc. since 2005. He led teams responsible for new store growth, store remodeling and property management, merchandise planning, procurement and allocation of capital among markets targeted for growth. Over a 15-year period, Mr. Zorn oversaw the opening of more than 3,200 Walmart stores in the United States, and also oversaw the strategy for disposition of excess real estate. Mr. Zorn joined Walmart in 1993 as Regional Vice President of Operations, becoming a Senior Vice President of Walmart Realty in 1995, after spending 22 years at the Jamesway Corporation, including nine years as Senior Vice President and Chief Administrative Officer. Mr. Zorn is on the Executive Committee of the Board of Visitors for MD Anderson Cancer Center. Mr. Zorn previously served as Trustee of the International Council of Shopping Centers, and has served several other organizations in various capacities, including the Foundation Board of Trustees for Mercy Hospital in Rogers, Arkansas, Professional Women in Construction (New York chapter) and the Susan G. Komen Foundation (NWA Chapter). Mr. Zorn studied history at Fairleigh Dickinson University. We believe that Mr. Zorn’s extensive experience, including leadership of real estate acquisitions and property management for Walmart Realty, makes him qualified to serve as a director.

The chart below summarizes and highlights characteristics and skills of our directors, gained through their respective experience and education, that we believe are important to our long-term success. The Nominating and Corporate Governance Committee takes into account these characteristics in conjunction with all other nominee qualifications, but they are not necessarily deciding factors.

Board Qualifications and Skills
Skills	Baker	Pitts	Ho	Indiveri	Jenkins	Neibart	Pomerantz	Tanz	Zorn
Asset Management	✔	✔				✔		✔	✔
Environmental / Sustainability / Climate				✔	✔		✔	✔	✔
Executive Compensation				✔	✔		✔
Finance / Capital Markets		✔	✔	✔		✔		✔
Financial Reporting / Accounting			✔	✔					✔
Human Capital Management / DEI		✔		✔	✔		✔	✔	✔
Information Security / Cyber Risk Oversight			✔	✔					✔
Investment Expertise	✔	✔				✔		✔	✔
Legal		✔			✔
Public Company Board / Corporate Governance	✔	✔	✔	✔	✔	✔	✔	✔	✔
Public Company Executive Experience	✔		✔	✔	✔		✔	✔	✔
REIT / Real Estate	✔	✔			✔	✔	✔	✔	✔
Risk Management	✔	✔	✔	✔	✔	✔	✔	✔	✔
Senior Leadership	✔	✔	✔	✔	✔	✔	✔	✔	✔
Our board of directors recommends a vote FOR the election of Messrs. Baker, Indiveri, Neibart, Tanz and Zorn, and Mses. Ho, Jenkins, Pitts and Pomerantz as directors.
A plurality of all of the votes cast in the election of directors at the Annual Meeting at which a quorum is present is necessary to elect a director. Proxies solicited by our board of directors will be voted FOR the election of Messrs. Baker, Indiveri, Neibart, Tanz and Zorn, and Mses. Ho, Jenkins, Pitts and Pomerantz, unless otherwise instructed. Because directors are elected by a plurality of the votes cast in the election of directors, and no additional nominations may properly be presented at the Annual Meeting, “withhold” votes will have no effect on the result of the vote on this proposal. Abstentions, if any, and broker non-votes are not votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.
We have a majority voting policy for the election of directors. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation to our board of directors. The Nominating and Corporate Governance Committee is required to promptly consider the resignation and make a recommendation to our board of directors with respect to the tendered resignation. Our board of directors is required to take action with respect to this recommendation. Any director who tenders his or her resignation to our board of directors will not participate in the Nominating and Corporate Governance Committee’s consideration or action by our board of directors regarding whether to accept such tendered resignation. The policy is more fully described below under “Corporate Governance—Corporate Governance Guidelines—Majority Voting Policy.”
In accordance with our Charter and Bylaws, vacancies occurring on our board of directors, as a result of death, resignation, removal of a director, an increase in the authorized number of directors or otherwise, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.
There are no family relationships, as defined under Securities and Exchange Commission (the “SEC”) regulations, among any of our directors or executive officers.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our board of directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our board of directors is requesting that our stockholders ratify this appointment of Ernst & Young LLP.
The report of Ernst & Young LLP on our consolidated financial statements as of and for the fiscal years ended December 31, 2022 and December 31, 2021 did not contain any adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.
Neither our Bylaws nor other governing documents or law require stockholder ratification of our board of directors’ appointment of Ernst & Young LLP as our independent registered public accounting firm. However, our board of directors is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. In the event that ratification of this appointment of independent registered public accounting firm is not approved at the Annual Meeting, our board of directors will review its future appointment of our independent registered public accounting firm. Even if the appointment is ratified, our board of directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.
Independent Registered Public Accounting Firm Fees
The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by Ernst & Young LLP for the fiscal years ended December 31, 2022 and 2021.

	Fiscal Year Ended December 31,
	2022(3)	2021(3)
Audit Fees(1)	$934,941	$846,400
Audit-Related Fees	—	—
Tax Fees(2)	292,844	306,743
All Other Fees	—	—
Total	$1,227,785	$1,153,143
_______________
(1)    2022 and 2021 Audit Fees include fees paid to Ernst & Young LLP in respect of: (i) the audit of the consolidated financial statements included in our annual report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) consents and other services related to SEC and other regulatory filings and communications; and (iv) accounting consultation attendant to the audit.
(2)    2022 and 2021 Tax Fees include tax compliance, tax planning, tax advisory and related tax services provided by Ernst & Young LLP.
(3)    Does not include fees relating to the audit of the effectiveness of our internal control over financial reporting of $130,184 and $122,543 paid to Berdon LLP in the fiscal years ended December 31, 2022 and 2021, respectively.
The charter of the Audit Committee of our board of directors (the “Audit Committee”) provides that the Audit Committee shall review and pre-approve the engagement fees and the terms of all auditing and non-auditing services to be provided by our external auditors which audit our financial statements and evaluate the effect thereof on the independence of such external auditors. All audit, tax and other services provided to us by Ernst & Young LLP, our independent registered public accounting firm, were reviewed and pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Our board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
A majority of all of the votes cast on this proposal at the Annual Meeting at which a quorum is present is required for its approval. Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed. Abstentions are not votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

PROPOSAL 3

APPROVAL ON AN ADVISORY BASIS, OF THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our stockholders with the opportunity to vote on the resolution to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with SEC rules in this Proxy Statement. This proposal is commonly known as a “say-on-pay” proposal. The compensation of our named executive officers as disclosed in this Proxy Statement includes the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in this Proxy Statement, as required by SEC rules.
In considering their vote, stockholders may wish to carefully review the information presented on our compensation policies and decisions regarding our named executive officers, as disclosed in detail in this Proxy Statement under “Executive Compensation.” Our board of directors believes that our long-term success depends in large measure on the talents of our management team and other employees and, as described below under “Executive Compensation—Compensation Discussion and Analysis,” we, through our executive compensation programs, seek to attract, motivate and retain top-quality senior executives who are committed to our core values of excellence and integrity. The fundamental philosophy of the Compensation Committee of our board of directors (the “Compensation Committee”) is to closely align these compensation programs with the achievement of clear annual and long-term performance goals tied to our financial success and the creation of stockholder value. The Compensation Committee believes that it is important to create a compensation program that appropriately balances short-term, equity-based or cash-based compensation with long-term, equity-based compensation.
Our board of directors has determined that the best way to allow stockholders to vote on the compensation of our named executive officers is through the following resolution:
RESOLVED, that the stockholders of the Company advise that they approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in accordance with Securities and Exchange Commission rules in the Company’s Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders, including the disclosure under “Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in the Proxy Statement relating to the Company’s 2023 Annual Meeting of Stockholders.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as disclosed in accordance with SEC rules in this Proxy Statement. Although this vote is advisory and non-binding, our board of directors and the Compensation Committee value the opinions of our stockholders and will consider the voting results when making future decisions regarding compensation of our named executive officers.
Our board of directors recommends a vote FOR the resolution to approve, on an advisory basis, the compensation of our named executive officers as disclosed in accordance with SEC rules in this Proxy Statement, including the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in this Proxy Statement.
A majority of all of the votes cast on this proposal at the Annual Meeting at which a quorum is present is required for its approval. Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed. Abstentions and broker non-votes are not votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

BOARD OF DIRECTORS AND COMMITTEE MATTERS
Board of Directors
Our board of directors is responsible for overseeing our affairs. Our board of directors conducts its business through meetings and actions taken by written consent in lieu of meetings. The policy of our board of directors, as set forth in our Corporate Governance Guidelines (the “Guidelines”), is to encourage and promote the attendance by each director at all scheduled meetings of our board of directors and all meetings of our stockholders. During the year ended December 31, 2022, our board of directors held five meetings. During the year ended December 31, 2022, all of our directors attended at least 75% of the meetings of our board of directors including meetings of the committees of our board of directors of which they were members. In 2022, all directors then serving on our board of directors attended our 2022 Annual Meeting of Stockholders.
Committees of our Board of Directors
Our board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
Audit Committee. Michael J. Indiveri (Chair), Angela K. Ho and Eric S. Zorn are the current members of the Audit Committee. Our board of directors has determined that all of the members of the Audit Committee are independent as required by NASDAQ corporate governance requirements, SEC rules governing the qualifications of audit committee members, the Guidelines, the Independence Standards (as defined below) and the written charter of the Audit Committee. Our board of directors has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience (see “Proposal 1: Election of Directors—Nominees for Election as Directors” in this Proxy Statement for a description of their respective backgrounds and experience), that Ms. Ho and Mr. Indiveri each qualify as an “audit committee financial expert” for purposes of, and as defined by, SEC rules and has the requisite accounting or related financial management expertise required by NASDAQ corporate governance requirements. In addition, our board of directors has determined that all of the members of the Audit Committee are financially literate as required by NASDAQ corporate governance requirements. The Audit Committee, which met four times during 2022, among other responsibilities, acts on behalf of our board of directors to discharge our board of directors’ responsibilities relating to our and our subsidiaries’ corporate accounting and reporting practices, the quality and integrity of our consolidated financial statements, our compliance with applicable legal and regulatory requirements, the performance, qualifications and independence of our external auditors, the performance of our internal audit function and our policies with respect to risk assessment and risk management, including risks related to information security and technology. The Audit Committee is also responsible for approving and reviewing with management and external auditors the interim and audited annual financial statements, meeting with officers responsible for certifying our annual report on Form 10-K or any quarterly report on Form 10-Q prior to any such certification and reviewing with such officers disclosures related to any significant deficiencies in the design or operation of internal controls. The Audit Committee is charged with periodically discussing with our external auditors such auditors’ judgments about the quality, not just the acceptability, of our accounting principles as applied in our consolidated financial statements. The specific responsibilities of the Audit Committee are set forth in its written charter, a copy of which is available for viewing on our website at www.roireit.net.
Compensation Committee. Laura H. Pomerantz (Chair), Michael J. Indiveri and Zabrina M. Jenkins are the current members of the Compensation Committee. Our board of directors has determined that all of the members of the Compensation Committee are independent as required by NASDAQ corporate governance requirements, SEC rules governing the independence of compensation committee directors, the Guidelines, the Independence Standards and the written charter of the Compensation Committee. The Compensation Committee, which met three times during 2022, is responsible for, among other things, overseeing the approval, administration and evaluation of our compensation plans, policies and programs, and reviewing the compensation of our directors and our named executive officers. The specific responsibilities of the Compensation Committee are set forth in its written charter, a copy of which is available for viewing on our website at www.roireit.net.
Nominating and Corporate Governance Committee. Eric S. Zorn (Chair), Michael J. Indiveri and Adrienne B. Pitts are the current members of the Nominating and Corporate Governance Committee. Our board of directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent as required by NASDAQ corporate governance requirements, the Guidelines, the Independence Standards and the written charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which met three times during 2022, is responsible for, among other things, reviewing and making recommendations to our board of directors on the range of qualifications that should be represented on our board of directors and eligibility criteria for individual board membership, seeking, considering and recommending to our board of directors qualified candidates for election as directors and approving and recommending to the full board of directors succession plans for each of our named executive officers. It reviews and makes recommendations on matters involving the general operation of our board of directors and our corporate governance, and recommends to our board of directors nominees for each committee of our board of directors. The Nominating and Corporate Governance Committee also annually facilitates the assessment of our board of directors’ performance as a whole and of the individual directors, and reports thereon to our board of directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our ESG strategy development and taking our stockholders’ and other stakeholders’ perspectives into consideration when formulating ESG practices. The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its written charter, a copy of which is available for viewing on our website at www.roireit.net.
We will provide the written charters of the Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committee, free of charge, to stockholders who request them. Requests should be directed to Michael B. Haines, our Chief Financial Officer, at Retail Opportunity Investments Corp., 11250 El Camino Real, Suite 200, San Diego, California 92130. The written charters of the Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committee are also available for viewing on our website at www.roireit.net.
Audit Committee Report
The Audit Committee has furnished the following report for the 2022 fiscal year.
The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm, and our compliance with related legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by our board of directors.
Management is primarily responsible for our financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on our internal control over financial reporting. Ernst & Young LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2022, was responsible for performing an independent audit of (i) our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and (ii) the effectiveness of our internal control over financial reporting and expressing an opinion with respect thereto. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on our internal control over financial reporting. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.
The Audit Committee held four meetings during 2022. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and Ernst & Young LLP, an independent registered public accounting firm, for the fiscal year ended December 31, 2022.
The Audit Committee reviewed and discussed our ongoing compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 2201 regarding the audit of internal control over financial reporting. The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for its audit. The Audit Committee reviewed reports and memoranda prepared by Ernst & Young LLP with respect to its audit of our internal control over financial reporting. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls.
The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2022, and the related report prepared by Ernst & Young LLP, with management and Ernst & Young LLP. The Audit Committee also reviewed and discussed with management and Ernst & Young LLP management’s annual report on our internal control over financial reporting. The Audit Committee discussed with management and Ernst & Young LLP the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC and the processes used to support management’s annual report on our internal control over financial reporting. As a result of these discussions, the Audit Committee believes that we maintain an effective system of accounting controls that allows us to prepare consolidated financial statements that fairly present our financial position and results of our operations. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.
The Audit Committee reviews and discusses with Ernst & Young LLP their audit plan for us. The Audit Committee also discusses with Ernst & Young LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the PCAOB, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, which includes a discussion of Ernst & Young LLP’s judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees.”
The Audit Committee also discussed with Ernst & Young LLP its independence from us. Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with the Audit Committee concerning independence and represented that it is independent from us. When considering the independence of Ernst & Young LLP, the Audit Committee considered if services they provided to us, beyond those rendered in connection with their audit of our consolidated financial statements, their reviews of our interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q and their audit of the effectiveness of our internal control over financial reporting, were compatible with maintaining their independence. The Audit Committee also reviewed and approved, among other things, the tax and other professional services performed by, and the amount of fees paid for such services to, Ernst & Young LLP. The Audit Committee also received regular updates on the amount of fees and scope of audit, tax and other professional services provided by Ernst & Young LLP.
Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the Audit Committee recommended to our board of directors that our audited consolidated financial statements for the fiscal year ended December 31, 2022 be included in our annual report on Form 10-K filed with the SEC. The Audit Committee has also recommended the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and is presenting this selection to our stockholders for ratification.
Michael J. Indiveri, Chair
Angela K. Ho
Eric S. Zorn
The foregoing Audit Committee Report shall not be deemed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
For the year ended December 31, 2022, each non-employee member of our board of directors was entitled to receive compensation for his or her services as a director as follows: (i) an annual cash retainer of $60,000 per year in cash; (ii) an annual equity award of $100,000 in value of restricted shares of Common Stock (“Restricted Shares”); (iii) a fee of $1,500 for each meeting of our board of directors attended in person or by teleconference; (iv) a fee of $1,500 for each meeting of a committee of our board of directors attended in person or by teleconference; and (v) annual chair fees of $20,000 per year to each non-employee director acting as the Chair of the Audit Committee, Chair of the Compensation Committee and Chair of the Nominating and Corporate Governance Committee. Directors who are also our employees are not entitled to receive additional compensation for serving on our board of directors.
During 2022, the Compensation Committee engaged FTI Consulting Inc. (“FTI”) to serve as its compensation consultant in reviewing and evaluating our officer and director compensation levels and program, with the goal of creating a fair, reasonable and balanced compensation program that closely aligns the interest of our board of directors with those of our stockholders and reflect current practices in the marketplace. FTI received instructions from, and reported to, the Compensation Committee on an independent basis. FTI’s services to the Compensation Committee are discussed further below. See “Executive Compensation—Compensation Discussion and Analysis.” Other than as described herein, FTI did not provide other services to us or any of our affiliates during 2022.
The following table summarizes the annual compensation received by our non-employee directors for the year ended December 31, 2022.

2022 Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Angela K. Ho	76,500	99,999	176,499
Zabrina M. Jenkins	67,500	99,999	167,499
Michael J. Indiveri	104,000	99,999	203,999
Lee S. Neibart	70,500	99,999	170,499
Charles J. Persico	22,500	99,999	122,499
Adrienne B. Pitts	69,000	99,999	168,999
Laura H. Pomerantz	92,000	99,999	191,999
Eric S. Zorn(4)	131,000	99,999	230,999
_______________
(1)    Amounts in this column represent annual retainer, board of directors meeting fees and Committee meeting and Chair fees paid to non-employee directors for service in 2022.
(2)    Amounts in this column represent the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The grant date fair values of awards have been determined based on the assumptions and methodologies set forth in our annual report on Form 10-K for the year ended December 31, 2022 (Note 8, Stock Compensation and Other Benefit Plans for ROIC).
(3)    As of December 31, 2022, each of our non-employee directors held 5,102 unvested Restricted Shares. All of such Restricted Shares vested on January 1, 2023.
(4)    Includes an additional fee of $30,000 for activities related to the refreshment of our board of directors.
On April 25, 2018, the stockholders of the Company approved and the Company adopted the Company’s Amended and Restated 2009 Equity Incentive Plan (the “Prior Plan”) which amended and restated the Company’s 2009 Equity Incentive Plan (the “Original Plan”) which was adopted by the Company during the fourth quarter of 2009. On April 25, 2022, the stockholders of the Company approved and the Company adopted the Company’s Second Amended and Restated 2009 Equity Incentive Plan (the “Amended Plan”). Prior to April 25, 2022, under the Prior Plan, and on or after April 25, 2022, under the Amended Plan, non-employee directors were eligible to receive grants of stock options (“Options”), Restricted Shares, long-term incentive plan (“LTIP”) units, which represent a class of partnership interests in our operating partnership, share appreciation rights, phantom shares, dividend equivalents and other equity-based awards. After April 25, 2022, no further grants will be made under the Prior Plan.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS
Our President and Chief Executive Officer is Stuart A. Tanz. The non-Executive Chairman of our board of directors is Richard A. Baker. Our Chief Financial Officer is Michael B. Haines. Our Chief Operating Officer is Richard K. Schoebel. For Messrs. Tanz’s and Baker’s biographies, please see “Proposal 1: Election of Directors—Nominees for Election as Directors.” The following sets forth the biographical information for Messrs. Haines and Schoebel as of the date of this Proxy Statement.
Michael B. Haines, 61, has served as our Chief Financial Officer since December 2012. Prior to December 2012, Mr. Haines served as Chief Accounting Officer at Pacific Office Properties Trust, Inc., a publicly traded real estate investment trust that owns and operates institutional quality office properties in Hawaii and Southern California. From September 2009 until joining Pacific Office Properties Trust, Inc. in October 2010, Mr. Haines was Chief Accounting Officer at American Realty Advisors, an SEC-registered investment advisor and provider of real estate investment management services to institutional investors. From January 2007 to September 2008, he was Chief Financial Officer at Hopkins Real Estate Group, a firm that specializes in retail shopping center development and re-development. Prior to January 2007, for approximately 12 years, he held various financial and accounting positions, including Vice President, Finance, at Pan Pacific Retail Properties, Inc., a real estate investment trust that specialized in the acquisition, ownership and management of community and neighborhood shopping centers for everyday essentials. Prior to joining Pan Pacific Retail Properties, Inc., Mr. Haines was Director of Internal Audit for The Hahn Company, a developer and owner of regional shopping malls throughout the United States, and a Senior Auditor at Deloitte & Touche, LLP. Mr. Haines received a Bachelors in Business Administration from San Diego State University. Mr. Haines is a California-licensed Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.
Richard K. Schoebel, 57, has served as our Chief Operating Officer since 2009. Prior to 2009, Mr. Schoebel served as the Vice President, Property Management for the West Region of Centro Properties Group (US). In this role, he was responsible for 8.9 million square feet of community and neighborhood shopping centers. From 2007 to 2009, Mr. Schoebel was a Principal and Managing Member of Pacific Spectrum Properties, LLC, a brokerage firm providing leasing, management and consulting services to shopping center owners. Prior to that, for 12 years he held numerous positions at Pan Pacific Retail Properties, Inc., ultimately serving as Vice President, Operations, where he directed the leasing and property management for a portfolio of 38 shopping centers, encompassing five million leasable square feet. Mr. Schoebel has over 28 years of real estate industry experience, specializing in shopping centers. Mr. Schoebel received a B.S. in Management with a minor in Applied Computer Science from Keene State College in New Hampshire.

CORPORATE GOVERNANCE
Role and Leadership Structure of our Board of Directors and Risk Oversight
Pursuant to our Charter, Bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our board of directors. Our board of directors has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations. Members of our board of directors keep informed of our business by participating in meetings of our board of directors and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with the Chairman of our board of directors, President and Chief Executive Officer and other executive officers.
We maintain separate roles for our Chief Executive Officer and Chairman of our board of directors.
Our board of directors believes that the composition of our board of directors protects stockholder interests and provides sufficient independent oversight of our management. A majority of our current directors are “independent” under NASDAQ corporate governance requirements, as more fully described under “—Director Independence.” The independent directors meet separately from our management on a regular basis at the conclusion of our board of directors’ regularly scheduled meetings. The independent directors oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of our directors and executive officers and the selection and evaluation of directors.
Each independent director has the ability to add items to the agenda of board of directors meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, our board of directors and each committee of our board of directors has complete and open access to our executive officers.
Our board of directors believes that its majority independent composition and the roles that our independent directors perform provide effective corporate governance at the board of directors level and independent oversight of both our board of directors and our executive officers. The current leadership model, when combined with the functioning of the independent director component of our board of directors and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.
In connection with their oversight of risk to our business, our board of directors and the Audit Committee consider feedback from our executive officers concerning the risks related to our business, our operations and strategies. Our executive officers regularly report to our board of directors on risks relating to our property acquisitions, our leverage and hedging policies, our capital availability and our internal control and procedures. Members of our board of directors routinely meet with our executive officers, as appropriate, in connection with their consideration of matters submitted for the approval of our board of directors and the risks associated with such matters.
Code of Business Conduct and Ethics
Our board of directors has adopted a Code of Conduct that applies to our directors, officers and employees. The Code of Conduct was designed to assist directors, officers and employees in complying with the law, and in resolving moral and ethical issues that may arise in complying with our policies and procedures. Among the areas addressed by the Code of Conduct are compliance with applicable laws, conflicts of interest, use and protection of our assets, confidentiality, communications with the public, internal accounting controls, improper influence of audits, records retention, fair dealing, discrimination and harassment, money laundering, human rights and health and safety. The Nominating and Corporate Governance Committee is responsible for monitoring our board of directors’ governance process and will make recommendations, as appropriate, to the Chairman of our board of directors on governance and related matters. The Code of Conduct is available for viewing on our website www.roireit.net. We will also provide the Code of Conduct, free of charge, to stockholders who request it. Requests should be directed to Michael B. Haines, our Chief Financial Officer, at Retail Opportunity Investments Corp., 11250 El Camino Real, Suite 200, San Diego, California 92130.
Corporate Governance Guidelines
Our board of directors has adopted the Guidelines, which address significant issues of corporate governance, and set forth procedures by which our board of directors carries out its responsibilities. Among the areas addressed by the Guidelines are the composition of our board of directors, functions and responsibilities of our board of directors, the committees of our board of directors, director qualification standards, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and the annual performance evaluation review of our board of directors and the committees of our board of directors. The Nominating and Corporate Governance Committee is responsible for reviewing the Guidelines and will make recommendations, as appropriate, to the Chairman of our board of directors on governance and related matters.
Majority Vote Policy
The Guidelines provide for a majority voting policy for the election of directors. Pursuant to this policy, in any uncontested election of directors, any nominee who, of the votes cast in such election with respect to such nominee, receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to our board of directors following certification of the stockholder vote. The Nominating and Corporate Governance Committee shall promptly consider the resignation and make a recommendation to our board of directors with respect to the tendered resignation. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee shall consider all factors it deems relevant, which may include the stated reasons, if any, why stockholders withheld votes from the director, any alternatives for curing the underlying cause of the withheld votes, the length of service and qualifications of the director, the director’s past and expected future contributions to the Company, the composition of our board of directors, and such other information and factors as members of the Nominating and Corporate Governance Committee shall determine are relevant.
Our board of directors will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days after the certification of the stockholder vote. Any director who tenders his or her resignation to our board of directors will not participate in the Nominating and Corporate Governance Committee’s consideration or board action regarding whether to accept such tendered resignation.
We will promptly disclose our board of director’s decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a press release, a filing with the SEC or in another broadly disseminated means of communication.
The Guidelines are available for viewing on our website at www.roireit.net. We will also provide the Guidelines, free of charge, to stockholders who request them. Requests should be directed to Michael B. Haines, our Chief Financial Officer, at Retail Opportunity Investments Corp., 11250 El Camino Real, Suite 200, San Diego, California 92130.
Director Independence
The Guidelines provide that a majority of the directors serving on our board of directors must be independent as required by NASDAQ corporate governance requirements. As permitted under the Guidelines, our board of directors has adopted certain categorical standards (the “Independence Standards”) to assist it in making determinations with respect to the independence of directors. Based upon its review of all relevant facts and circumstances, our board of directors has affirmatively determined that seven of our nine current directors, Angela K. Ho, Michael J. Indiveri, Zabrina M. Jenkins, Lee S. Neibart, Adrienne B. Pitts, Laura H. Pomerantz and Eric S. Zorn, qualify as independent directors under NASDAQ corporate governance requirements and the Independence Standards. The Independence Standards are available for viewing on our website at www.roireit.net.
Policy Concerning Hedging and Pledging Transactions
Our Corporate Policy Regarding Equity Transactions (the “Policy”) contains policies that prohibit our officers, directors, employees and consultants from engaging in transactions of a speculative nature involving our securities. The Policy prohibits short sales and hedging transactions, and also generally prohibits transactions involving derivative securities, such as options, warrants, restricted stock units, stock appreciation rights or similar rights whose value is derived from the value of our equity securities. The Policy prohibits all of our directors and officers from margining our securities, holding our securities in a margin account or pledging our securities as collateral for a loan, and also prohibits all other persons subject to the Policy from engaging in such activities unless they have been approved in writing by our compliance officer. No such approvals have been granted to date.
Stock Ownership Guidelines
To align the interests of our senior executives and stockholders, the Nominating and Corporate Governance Committee expects our executive officers to acquire significant direct or indirect ownership of equity in the Company, which may include interests in our operating partnership (“Company Equity”). Accordingly, we have adopted stock ownership guidelines (the “Stock Ownership Guidelines”) requiring each executive officer to achieve a Company Equity ownership level equal to a specified multiple of his or her base salary. The minimum equity ownership levels as a multiple of base salary are as follows: six times for the Chief Executive Officer; three times for the non-Executive Chairman of our board of directors; and three times for other executive officers.
The Nominating and Corporate Governance Committee has also adopted a guideline for directors to achieve significant direct or indirect ownership of Company Equity. Our directors are expected to achieve a Company Equity ownership level equal to a minimum of three times their annual cash retainer.
Company Equity owned by a spouse of an executive officer or a director shall count toward the executive officer or director achieving the applicable Company Equity ownership level. Company Equity held in a trust established by an executive officer or director (and/or his or her spouse) shall count toward the executive officer or director achieving the applicable Company Equity ownership level if the trust is revocable by the executive officer or director (and/or his or her spouse) or is for the benefit of the executive officer or director, the spouse of the executive officer or director, and/or the family members of the executive officer or director.
Executive officers and directors have a five-year grace period to comply with the Stock Ownership Guidelines, commencing on the date which is the later of the adoption of the Stock Ownership Guidelines and upon appointment to a new position. If, at the end of the five-year grace period, any executive officer or director does not achieve the requisite Company Equity ownership level, we will require such executive officer or director to hold all vested awards of Company Equity and derivatives exercisable for Company Equity, other than awards withheld to pay withholding taxes or the exercise price of options or other derivative securities, until the required ownership level has been satisfied. Additionally, the Nominating and Corporate Governance Committee reserves the right to provide exceptions for extenuating personal circumstances on a case-by-case basis.
The Nominating and Corporate Governance Committee reviewed the holdings of the persons serving as our executive officers and directors at December 31, 2022 in light of the Stock Ownership Guidelines and determined that all of our executive officers and directors met the Stock Ownership Guidelines as required.
Review and Approval of Related-Party Transactions
Our board of directors has adopted written policies and procedures for review, approval and ratification of transactions involving us and “related parties” (directors, executive officers or stockholders beneficially owning 5% or greater of our outstanding Common Stock, or their immediate family members). The policies and procedures cover any related-party transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). A summary of these policies and procedures is set forth below:
Policies
•Any covered related-party transaction must be approved by our board of directors or by a committee of our board of directors consisting solely of disinterested directors. In considering the transaction, our board of directors or such committee will consider all relevant factors, including, as applicable, (i) our business rationale for entering into the transaction; (ii) the available alternatives; (iii) whether the transaction is on terms comparable to those available to or from third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest; and (v) the overall fairness of the transaction to us.
•On at least an annual basis, our board of directors or a committee thereof will monitor the transaction to assess whether it is advisable for us to amend or terminate the transaction.
Procedures
•Management or the affected director or executive officer will bring the matter to the attention of the Chair of the Audit Committee or, if the Chair of the Audit Committee is the affected director, to the attention of the Chair of the Nominating and Corporate Governance Committee.
•The appropriate Chair shall determine whether the matter should be considered by our board of directors or by a committee of our board of directors consisting solely of disinterested directors.
•If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction, except that the director shall provide all material information concerning the transaction.
•The transaction must be approved in advance whenever practicable and, if not practicable, must be ratified as promptly as practicable.
•If the transaction will be ongoing, our board of directors or a committee of our board of directors consisting solely of disinterested directors may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, our board of directors or a committee of our board of directors consisting solely of disinterested directors, on at least an annual basis, will review and assess ongoing relationships with the related party to see that they are in compliance with the guidelines and that the transaction remains appropriate.
•All related-party transactions will be disclosed in our applicable filings with the SEC as required under SEC rules.
Identification of Director Candidates
In accordance with the Guidelines and its written charter, the Nominating and Corporate Governance Committee is responsible for identifying director candidates for our board of directors and for recommending director candidates to our board of directors for consideration as nominees to stand for election at our annual stockholder meetings. Director candidates are recommended for nomination for election as directors in accordance with the procedures set forth in the written charter of the Nominating and Corporate Governance Committee.
We seek to have a board of directors representing diverse educational backgrounds and different work and life experiences that provide a range of insights into the financial, governmental or legal matters that are relevant to our business and to our status as a publicly owned company. The Nominating and Corporate Governance Committee periodically reviews the appropriate skills and characteristics required of our directors in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our stockholders. The Nominating and Corporate Governance Committee also evaluates the length of service of members of our board of directors with a view towards periodically adding new members that can bring fresh insights and perspectives to our strategic thinking and enhance the manner in which our business and affairs are supervised by our board of directors. We also believe that the nominees have developed unique and valuable expertise, knowledge and insights about the Company, our operations, our market and our industry during their tenure as directors. In accordance with the Guidelines, directors should possess the highest personal and professional ethics, integrity and values, exercise good business judgment and be committed to representing the long-term interests of the Company and our stockholders. Directors should also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Nominating and Corporate Governance Committee reviews director candidates with the objective of assembling a slate of directors that can best fulfill and promote our goals, and recommends director candidates based upon contributions they can make to our board of directors and management and their ability to represent our long-term interests and those of our stockholders.
When our board of directors considers adding a member to fill an existing vacancy or newly created position, or any other time the Nominating and Corporate Governance Committee believes our board of directors should consider adding a member, the Nominating and Corporate Governance Committee identifies and assesses director candidates and makes recommendations to our board of directors based upon the results of such search. In conducting this assessment, the Nominating and Corporate Governance Committee considers knowledge, experience, skills, diversity and such other factors as it deems appropriate in light of our current needs and those of our board of directors. The Nominating and Corporate Governance Committee receives input on such director candidates from other directors, and recommends director candidates to our board of directors for nomination. The Nominating and Corporate Governance Committee does not solicit director nominations, but may consider recommendations by stockholders using the same criteria that it uses to evaluate other nominees. The Nominating and Corporate Governance Committee may, in its sole discretion, engage one or more search firms and/or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates. If the Nominating and Corporate Governance Committee engages any such third party, the Nominating and Corporate Governance Committee will have sole authority to approve any fees or terms of retention relating to these services.

Board Diversity Matrix
The following matrix discloses the gender and demographic backgrounds of our board of directors as self-identified by our directors in accordance with NASDAQ Listing Rule 5606.

Board Diversity Matrix (As of March 24, 2023)
Total Number of Directors:	9
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	4	5	0	0
Part II: Demographic Background
African American or Black	2	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White (other than Middle Eastern)	1	5	0	0
Middle Eastern	0	0	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

Stockholder Nominations
Our stockholders of record who comply with the current advanced notice procedures set forth in our Bylaws and outlined under the “Submission of Stockholder Proposals” section of this Proxy Statement may nominate director candidates for election to our board of directors. Notice of stockholder nominations of director candidates at our annual meeting of stockholders must be received by our Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting will not commence a new time period for the giving of a stockholder’s notice as described above. Accordingly, to nominate a director candidate for election at our 2024 Annual Meeting of Stockholders, stockholders must submit the nomination, in writing, by November 25, 2023, but in no event earlier than October 26, 2023. The written notice must set forth the information required by our Bylaws for nominations made by stockholders at an annual meeting. The advanced notice procedures set forth in our Bylaws do not affect the right of stockholders to request the inclusion of proposals in our proxy statement pursuant to SEC rules.
See the “Submission of Stockholder Proposals” section of this Proxy Statement for information regarding providing timely notice of stockholder proposals under SEC rules.
Personal Loans to Executive Officers and Directors
We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of our directors and executive officers.
Director Attendance at Annual Meetings of Stockholders
We have scheduled a meeting of our board of directors in conjunction with the Annual Meeting and, as set forth in the Guidelines, our policy is to encourage and promote the attendance by each director at all scheduled meetings of our board of directors and all meetings of our stockholders.
Stockholder Outreach and Engagement
We believe that fostering long-term relationships with our stockholders and maintaining their trust is a key ROIC objective, and we recognize the value of listening to and understanding their views about our business. We conduct stockholder outreach throughout the year, dialoguing and meeting with key institutional stockholders, in an effort to proactively address important issues. Our Chief Executive Officer, Stuart A. Tanz, and other members of our senior management team were in regular contact with stockholders during 2022 and conducted 233 scheduled investor meetings on important topics including ROIC’s strategy, performance, corporate governance, executive compensation and other related matters. Our management provides regular updates to our board of directors regarding these discussions and stockholder feedback. Our board of directors takes our stockholders’ and other stakeholders’ perspectives into consideration when overseeing the Company’s strategy, formulating governance and ESG practices and designing executive compensation programs. We are pleased that stockholders continued to support our executive compensation program in the 2022 advisory “say on pay” vote, with approximately 92.4% of the votes cast approving our advisory resolution.
We believe that our outreach program ensures that our management and our board of directors understand our stockholders’ views and concerns and are able to address the issues that are important to them. We are continuing our stockholder outreach efforts in 2023, in addition to our customary participation at industry conferences, investor roadshows and meetings with analysts, and remain committed to this ongoing initiative.
Communications with our Board of Directors
Our board of directors has established a process by which stockholders or other interested parties may communicate in writing with the chair of any committee of our board of directors or the independent directors of our board of directors as a group. Any such communication sent by e-mail should be sent to stockholdercommunications@roireit.net. Any such communications sent by U.S. mail or overnight delivery should be directed to the attention of the Independent Directors, the Chair of the Audit Committee, the Chair of the Compensation Committee, or the Chair of the Nominating and Corporate Governance Committee, as the case may be, in each instance in care of the Company, at Retail Opportunity Investments Corp. 11250 El Camino Real, Suite 200, San Diego, California 92130. Our representative will forward them to the intended recipient(s). We reserve the right to disregard any communication that our Chief Executive Officer determines is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. Our Chief Executive Officer has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Our board of directors has approved this communication process.
Executive Sessions of Independent Directors
It is the policy of our board of directors, in accordance with the Guidelines, that the independent directors serving on our board of directors meet separately without management (including management directors) in executive session at least four times per year at regularly scheduled meetings of our board of directors.
Amendments to Charter
Amendments to our Charter generally require the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. The affirmative vote of holders of shares entitled to cast at least two-thirds of votes entitled to be cast on a matter is only required (a) to remove a member of the board of directors, (b) to amend certain Charter provisions established to enable our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, or (c) to amend the sentence in our Charter providing for the affirmative vote requirements described in (a) and (b).
Stockholders’ Ability to Amend Bylaws
Our Bylaws allow our stockholders (without the concurrence of our board of directors) to implement bylaw amendments by the affirmative vote of a majority of the votes entitled to be cast on the matter.
Stockholders’ Ability to Call Special Meetings
In overseeing our corporate policies and our overall performance and direction, our board of directors has adopted the approach of operating in what it believes are the long-term best interests of the Company and our stockholders. In operating under these principles, our board of directors continuously reviews our corporate governance and considers whether any changes are necessary or desirable. As part of this review, on September 20, 2022, our board of directors approved an amendment to our Bylaws to lower from 50% to 25% the minimum percentage of shares of common stock held by our stockholders required to call a special meeting of stockholders that is not otherwise called by our board of directors.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes the material elements of the compensation programs offered to our named executive officers. The Compensation Committee is responsible for the administration of our compensation plans, policies and programs and for making recommendations relating to the compensation of our named executive officers. The Compensation Committee endeavors to ensure that the compensation paid to our named executive officers is consistent with our overall philosophy on compensation and market practices.
Fiscal 2022 Performance Highlights
During 2022, the Company delivered another year of strong operating and financial performance. We continued the disciplined execution of our strategy focused on necessity-based community and neighborhood shopping centers on the West Coast, which resulted in the following:
•Exceptional operational performance in the retail REIT industry:
-$51.9 million of net income attributable to common stockholders ($0.42 per diluted share)
-$145.3 million in FFO(1)
-10.0% growth in FFO per diluted share (2022 vs. 2021)
-4.6% increase in same-center cash net operating income (2022 vs. 2021)
-98.1% of our gross leasable area (including 100% of anchor space) was leased at December 31, 2022, the 10th consecutive year above 96.0% and an all-time record high
-1.6 million square feet of leases were executed, representing the 12th consecutive year of leasing approximately double the square footage originally scheduled to expire and all-time record activity
-Achieved growth in same-space cash rents of 23.2% on new leases and 7.8% on renewals
-$120.2 million of grocery-anchored shopping center acquisitions
-$61.4 million of capital raised ($36.2 million of dispositions, $25.2 million of ATM issuances)
-Awarded 2022 Green Lease Leader ( “Gold” level designation) by U.S. Department of Energy (2nd consecutive year)
•Maintained our strong balance sheet:
-Maintained 3.2x interest coverage (10th consecutive year above 3x)
-96.6% of portfolio’s gross leasable area unencumbered at year-end (all-time record high)
-$23.5 million of mortgage debt retired and reduced secured debt to 4.3% of total debt (new record low)
-$25.2 million of common equity raised through ATM program
•Continued execution of strategic growth:
-Continued focus on densification initiatives
-Continued development of our ESG programs
-Continued focus on acquiring shopping centers where our team has the opportunity to build value
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(1)For a description of FFO, see “—Elements of Executive Compensation.”
We believe that the value creation produced from an investment in real estate should be assessed over a long-term period and our strategy has focused on and continues to focus on long-term value creation. During 2022, in addition to creating value through our property operations and leasing activities, we continued to enhance the long-term competitive position and intrinsic value of our portfolio through the implementation of strategic initiatives. These initiatives include our densification initiatives and development of our ESG programs. The economic benefits of our activities in these areas during 2022 will not be realized until subsequent years. However, we believe these initiatives, when combined with the strength of our in-place portfolio of necessity-based neighborhood shopping centers on the West Coast that we have assembled over the past decade, will help position us to continue to generate attractive returns for stockholders over the long-term. The following table sets forth our TSR performance over the one, three, five and seven-year periods ended December 31, 2022.

Total Stockholder Return(1)				ROIC: Retail Opportunity Investments Corp. DJRE: Dow Jones U.S. Real Estate Retail Index MSCI: MSCI US REIT Index Peers(2): Executive Compensation Peer Group Median
1-Year	3-Year	5-Year	7-Year

Peers -13.79%	Peers 6.88%	MSCI 19.87%	MSCI 36.78%
DJRE -10.47%	MSCI -0.18%	Peers -7.92%	ROIC 6.61%
ROIC -20.64%	ROIC -7.92%	ROIC -11.01%	Peers -11.97%
MSCI -24.51%	DJRE -13.83%	DJRE -17.81%	DJRE -24.17%
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(1)    The table above compares the total return on our Common Stock over the one, three, five and seven-year periods ended December 31, 2022 to the total return of comparable indices and our executive compensation peer group, assuming a $100 investment on January 1, 2015 and all dividends have been reinvested.
(2)    For more information about our executive compensation peer group, see “Executive Compensation—Compensation Discussion and Analysis—Setting Executive Compensation—Peer Group.”
Stockholder Outreach and Engagement
We believe that fostering long-term relationships with our stockholders and maintaining their trust is a key ROIC objective, and we recognize the value of listening to and understanding their views about our business. During 2022, we continued our stockholder outreach activities, dialoguing and meeting with key institutional stockholders, in an effort to proactively address important issues.
•Our Chief Executive Officer, Stuart A. Tanz, and other members of our senior management team were in regular contact with stockholders during 2022 and conducted 233 scheduled investor meetings to discuss a broad range of topics, including executive compensation.
•We considered our executive compensation program implemented by the Compensation Committee of our board of directors (the “Compensation Committee”) and the results of recent non-binding, advisory votes on the compensation of our named executive officers.
•Based on feedback received during the year and the continued support that stockholders showed for our executive compensation program in the 2022 advisory “say on pay” vote, the Compensation Committee maintained the principal elements of our executive compensation program when setting compensation for 2023.

Executive Compensation Highlights
We are pleased that stockholders continued to support our executive compensation program in the 2022 advisory “say on pay” vote, with approximately 92.4% of the votes cast approving our advisory resolution. We attribute this result to the Compensation Committee’s commitment to designing and implementing an executive compensation program that aligns executive compensation with Company performance and the creation of sustainable stockholder value, and view it as an indication that stockholders are supportive of the Compensation Committee’s approach to executive compensation and our responsiveness to investor concerns.
Each component of compensation plays a role in supporting our compensation goals and objectives consisting of the following key components:

Elements of Pay	Form	Links to Performance	Purposes
Base Salary	Fixed Cash	Determined based on: •Evaluation of individual’s experience •Current performance •Internal pay equity and a comparison to the executive compensation peer group	•Recognize ongoing performance of job responsibilities and contributions to Company success •Attract and retain executive talent
Annual Cash Incentives	Variable Incentive Cash
Our Chief Executive Officer’s annual cash incentive bonus opportunity for 2023 is 80% based on pre-established objective Company performance metrics, with 20% based on the Compensation Committee’s review of the Company’s and each named executive officer’s individual performance. For 2023, the incentive bonus structure contains four key corporate metrics:
•FFO per share (20%)
•Capital Raising (20%)
•Year-End Leased Occupancy (20%)
•Same-Center NOI Growth (20%)(1)
•Discretionary (20%)
The above represents the weightings for our Chief Executive Officer, while the weightings for our Chief Financial Officer and Chief Operating Officer also include additional role-specific objective criteria see “—Elements of Executive Compensation—Annual Cash Incentives.”

•Reward the achievement of short-term corporate operating and financial objectives and individual contributions on an annual-basis
•Drive stockholder value creation
•Chosen for alignment with the Company’s strategic goals for the year

Long-Term Equity-Based Awards	Time-Based Equity Awards
Represents 50% of the overall equity award, which is determined based on:
•TSR performance
•Execution of the Company’s long-term strategic plan
•Named executive officers’ compensation levels compared to our executive compensation peer group
Shares vest ratably over a three-year period, subject to continued service

•Support the retention of executives
•Subject recipients to the same market fluctuations as stockholders
•Motivate management to create long-term stockholder value
•Reinforce our named executive officers’ alignment of interests with our stockholders’ interests over the long-term
•Ensure that our named executive officers maintain a long-term focus that serves the best interests of the Company

Performance-Based Equity Awards
Represents 50% of the overall equity award and is subject to the achievement of performance goals over a three-year period. For performance-based equity awards for 2022, the performance criteria are aligned with the Company’s long-term strategic goals and will be earned at the end of year three based on:
•ESG Milestone Achievements (25%)
•Average Year-End Occupancy (25%)
•Average Year-End Same-Center NOI Growth (25%)
•Relative TSR (25%)

•Enhance pay-for-performance structure and stockholder alignment
•Motivate and reward management to successfully execute on the Company’s long-term strategy
•Motivate and reward our named executive officers for delivering stockholder returns exceeding those of our performance comparison peer group companies

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(1)For a description of net operating income (“NOI”), see “—Elements of Executive Compensation.”

Our executive compensation program also incorporates strong corporate governance standards designed to promote the interests of our stockholders, including:
•requiring a “double trigger” for severance payments upon a change in control;
•no excise tax gross-up provisions;
•prohibiting hedging or pledging of Company securities;
•maintaining stock ownership guidelines for our named executive officers and directors;
•employing a majority voting policy for the election of directors in uncontested elections;
•using an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent directors; and
•prohibiting the repricing of stock options without stockholder approval.
Compensation Philosophy and Objectives.
We, through our executive compensation program, seek to attract, motivate and retain top-quality senior executives who are committed to our core values of excellence and integrity. The Compensation Committee’s fundamental philosophy is to closely align our compensation programs with the achievement of clear annual and long-term performance goals tied to our financial success and the creation of stockholder value.
The Compensation Committee’s objectives in developing and administering the executive compensation programs are to:
•attract, retain and motivate a highly-skilled senior executive team that will contribute to the successful performance of the Company;
•align the interests of the senior executive team with the interests of our stockholders by motivating executives to increase long-term stockholder value;
•provide compensation opportunities that are competitive within industry standards, thereby reflecting the value of the position in the marketplace;
•set clear performance goals and objectives which provide accountability for our named executive officers;
•appropriately reward stockholder returns in light of the level of risk that was taken to generate those returns to ensure that compensation decisions neither encourage nor reward excessive or inappropriate risk taking;
•support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and
•maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing employment market dynamics.
The Compensation Committee believes that it is important to create a compensation program that appropriately balances short-term, equity-based or cash-based compensation with long-term, equity-based compensation. Our named executive officer compensation program includes the following primary components:
•base salaries paid in cash which recognize the unique role and responsibilities of a position as well as an individual’s performance in that role;
•annual awards, which may be paid in cash or stock, which are meant to motivate and reward our short-term financial and operational performance, as well as individual performance; and
•long-term equity-based awards which are designed to support our objectives of aligning the interests of our named executive officers with those of our stockholders, promoting our long-term performance and value creation, and retaining our named executive officers.
It is the Compensation Committee’s view that compensation decisions are complex and best made after a deliberate review of Company and individual performance, as well as industry compensation levels. Consistent with this view, the Compensation Committee generally assesses our performance within the context of the industry’s overall performance and our internal performance standards and evaluates individual performance of our named executive officers relative to the performance expectations for their respective positions and roles within the Company. In addition, the Compensation Committee reviews our policies and compensation practices to determine whether the risks arising from our compensation policies and practices would be reasonably likely to have a material adverse effect on us. We have not identified any risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on us.
The Compensation Committee consults with compensation consultants, outside counsel, and other advisors as appropriate, in the Compensation Committee’s discretion, to assist in discharging its duties. Specifically, the Compensation Committee has engaged FTI as its independent compensation consultant to assist on a range of executive compensation matters. FTI’s services to the Compensation Committee are discussed further below.
Setting Executive Compensation.
The compensation arrangements with our existing executive management team were approved by the Compensation Committee, taking into consideration each individual’s value to the Company, and in consultation with FTI and Clifford Chance US LLP, our outside counsel. The focus of the Compensation Committee in approving these employment and letter agreements was to (i) align our senior executive compensation programs and policies with our financial performance and, accordingly, the creation of stockholder value and (ii) see that the compensation terms of our executive management team reflected current practices in the marketplace. Information with respect to the current employment or letter agreements of our named executive officers can be found under “—Employment and Letter Agreements and Termination of Employment and Change in Control Arrangements.”
The Compensation Committee will, on an ongoing basis, continue to examine and assess our executive compensation practices relative to our compensation philosophy and objectives, as well as competitive market practices, and will make or recommend to our board of directors modifications to the compensation programs, as deemed appropriate. The Compensation Committee engaged FTI as its independent compensation consultant in respect of calendar year 2022 to assist the Compensation Committee in developing and evaluating our executive compensation program, including objective performance standards for annual cash incentive bonuses and long-term equity-based awards. FTI’s services to us have been limited to compensation-related services. FTI met with the Compensation Committee on several occasions in 2022 and in the first quarter of 2023 to discuss guiding principles, competitive market trends, peer group pay practices, compensation strategy and other compensation considerations, including our performance during 2022. Specifically, FTI was engaged to assist the Compensation Committee in considering the framework for our named executive officers’ total compensation for 2022, taking into account the base salaries specified in existing employment and letter agreements, the objective performance criteria and weighting levels established for annual cash incentive bonus awards and long-term equity-based awards, and to make recommendations relating to base salaries, annual cash incentive bonus award and long-term equity-based awards.
Executive Compensation Peer Group.
In evaluating the Company’s executive compensation program for 2022, the Compensation Committee reviewed our pay levels compared to an executive compensation peer group. Our executive compensation peer group (the “executive compensation peer group”) is comprised solely of publicly traded REITs that have the following characteristics:
•an investment focus concentrated on the retail real estate sector;
•compete with the Company for talent and/or investment opportunities; and
•range from approximately one-third to three times the Company’s implied equity market capitalization.
Our executive compensation peer group used to evaluate market compensation structures and levels comprised the following REITs:

Acadia Realty Trust (NYSE:AKR)	Alexander & Baldwin, Inc. (NYSE:ALEX)
Federal Realty Investment Trust (NYSE:FRT)	Four Corners Property Trust, Inc. (NYSE:FCPT)
InvenTrust Properties Corp. (NYSE:IVT)	Kite Realty Group Trust (NYSE:KRG)
Phillips Edison & Company, Inc. (NASDAQ: PECO)	RPT Realty (NYSE:RPT)
SITE Centers Corp. (NYSE:SITC)	Tanger Factory Outlet Centers, Inc. (NYSE:SKT)
Urban Edge Properties (NYSE:UE)

Factors Considered in Setting Executive Compensation.
The Compensation Committee considers Company and individual named executive officer performance as the most important factors in determining a named executive officer’s compensation. With respect to its evaluation of Company performance, the Compensation Committee believes that an evaluation of our financial and operating performance provides an appropriate measure of Company performance in relation to our business objectives and for setting named executive officer compensation. Accordingly, the Compensation Committee utilizes certain objective criteria for evaluation of the Company’s and each named executive officer’s performance as established in our annual incentive compensation programs. In addition to the pre-established performance objectives (detailed in the “—Elements of Executive Compensation—Annual Cash Incentives” and “—Elements of Executive Compensation— Long-Term Equity-Based Awards” sections below), the Compensation Committee also considers:
•other Company performance factors, including one, three, five and seven-year TSR, balance sheet management, execution of strategic plan and operational performance (including “Fiscal 2022 Performance Highlights” listed above);
•comparative benchmarking information;
•current compensation governance standards and guidelines;
•individual performance evaluations; and
•relative value provided by each of our named executive officers towards our success in 2022.
Role of Executive Officers in Compensation Decisions.
The Compensation Committee implements all compensation decisions related to our named executive officers and approves recommendations related to incentive compensation for our other employees. When implementing compensation for our named executive officers (other than Mr. Tanz), the Compensation Committee seeks and considers the advice and counsel of Mr. Tanz, our Chief Executive Officer, given his direct day-to-day working relationship with these senior executives, and Mr. Baker, the Chairman of our board of directors.
Elements of Executive Compensation.
The key elements of our executive compensation program include:
•base salary;
•annual cash incentive bonuses;
•long-term equity-based awards; and
•perquisites and other benefits.
Base Salary
Pursuant to their employment or letter agreements, we provide our named executive officers with annual base salaries to compensate them for services provided during the term of their employment or service. The Compensation Committee believes that the annual base salary paid in 2022 to each of our named executive officers reflected the scope of the role and responsibilities of the applicable position, individual performance and experience, and competitive market practices.
The annual base salaries for each of our named executive officers at December 31, 2022 were as follows:

Executive	2022 Base Salary
Stuart A. Tanz	$900,000
Michael B. Haines	406,850
Richard A. Baker	275,000
Richard K. Schoebel	484,100

Pursuant to their employment or letter agreements, the amount of annual compensation paid to each of our named executive officers may be increased during the term of employment at the discretion of our board of directors. Accordingly, the Compensation Committee annually reviews the amount of the annual base salary paid to our named executive officers each year, based upon individual roles and performance and the overall financial and operating performance of the Company, and may provide for increases as it may, in its discretion, deem appropriate. The Compensation Committee approved increases in the base salaries of Messrs. Haines and Schoebel of $20,650 and $25,900, respectively, for 2023. Changes made to the base salaries of our named executive officers for 2023 are as follows:

Executive	2023 Base Salary	2022 Base Salary	% Change
Stuart A. Tanz	$900,000	$900,000	—%
Michael B. Haines	427,500	406,850	5.1%
Richard A. Baker	275,000	275,000	—%
Richard K. Schoebel	510,000	484,100	5.4%

Our board of directors intends to continue to implement the terms of the employment or letter agreements, including the annual base salary provisions, and remains open to future annual base salary adjustments in the event our board of directors concludes that the circumstances warrant them. However, consistent with the Compensation Committee’s overall philosophy, we intend that the compensation programs for our named executive officers will emphasize incentive compensation in the form of annual cash incentive bonuses and long-term equity-based awards.
Annual Cash Incentives
Under the terms of their employment or letter agreements, an incentive structure was established for our named executive officers, making them eligible to receive an annual cash incentive within a specified range expressed as a percentage of such named executive officer’s annual salary. The range specified for each of our named executive officers is disclosed under “—Employment and Letter Agreements and Termination of Employment and Change in Control Arrangements.”
2022 Annual Cash Incentive Bonus Program
For the 2022 annual cash incentive bonus program (the “2022 Plan”), 80% of the annual cash incentive bonus opportunities for Mr. Tanz were based on the achievement of certain objective Company performance criteria and, in the case of Messrs. Haines and Schoebel, 85% of the annual cash incentive bonus opportunities were based on the achievement of such objective performance criteria as well as certain role-specific objective criteria. In addition, the 2022 Plan also contained a discretionary component with a weighting of 20% for Mr. Tanz and 15% for each of Messrs. Haines and Schoebel, which was determined by the Compensation Committee.
The following table shows the objective metrics and weightings of the annual incentive cash bonus opportunities for our named executive officers under the 2022 Plan:

						2022 Annual Cash Incentive Bonus Targets
Performance Criteria	Weighting for Stuart A. Tanz	Weighting for Michael B. Haines		Weighting for Richard K. Schoebel		Threshold	Target	Maximum	Actual
FFO per share (diluted)(1)	20%	15%		15%		$1.02	$1.03	$1.04	$1.10
Capital raising	20%	15%		15%		$50 million	$75 million	$100 million	$109.2 million
Year-end leased occupancy(2)	20%	15%		15%		95%	96%	97%	98.1%
Same-center NOI growth(3)	20%	15%		15%		1.0% increase	2.0% increase	3.0% increase	4.6% increase
Discretionary(4)	20%	15%		15%		N/A	N/A	N/A	N/A
Role specific criteria	—%	25%	(4)	25%	(4)	N/A	N/A	N/A	N/A
Total	100%	100%		100%		N/A	N/A	N/A	N/A
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(1)    FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess our financial performance. We define FFO and provide a reconciliation of actual FFO for the year ended December 31, 2022 to net income applicable to stockholders in accordance with GAAP, in Item 7 of our Form 10-K for the year ended December 31, 2022.
(2)    Year-end leased occupancy excludes acquisitions in the last six months of 2022.
(3)    Represents the percentage increase in NOI (calculated as operating revenues (rental revenue and other income), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses, and other adjustments) for those properties owned by us for the entirety of 2022 and 2021. Same-center NOI is a non-GAAP financial measure that we believe, when considered with financial statements presented in accordance with GAAP, provides additional and useful means to evaluate and compare the operating performance of the Company’s properties. We provide a reconciliation of same-center NOI to consolidated operating income in accordance with GAAP for the years ended December 31, 2022 and 2021, in Item 7 of our Form 10-K for the year ended December 31, 2022.
(4)    Described in greater detail below.

Each year the Compensation Committee considers several factors in setting the threshold, target and maximum levels of performance for the annual cash incentive plan, including the Company’s business objectives and strategies, recent financial performance, internal budgeting and expected financial performance for the year, and the general economic outlook at the time the metrics are set, typically early in the calendar year. For example, at the beginning of 2022, the Compensation Committee, in consultation with FTI, adopted the target levels taking into account the Company’s exceptional performance in 2021 and the considerable market uncertainty at that time caused in part by the continued impacts of COVID-19 variants in many of the markets in which the Company’s properties are located and the rapidly evolving nature of other macro-economic factors (including inflation, increases in interest rates, potential economic slowdown and geopolitical events). The Compensation Committee, in consultation with FTI, determined that the target levels were rigorous but achievable with continued operational excellence. The operating metrics set under our executive compensation program are used for that limited purpose and should not be understood to be statements of management’s expectations of our future results or other guidance and investors should not apply these metrics in any other context.
In addition to the Company performance criteria described above, Mr. Haines’s and Mr. Schoebel’s annual cash incentive bonuses for 2022 were also based in part on additional role-specific objective criteria. In the case of Mr. Haines, the role-specific objective criteria and weighting levels included:
•integration of acquired properties / divestiture of sold properties (5%),
•capital markets management (5%),
•cybersecurity assessment management (5%),
•maintenance of internal accounting controls in accordance with PCAOB and auditor standards (5%), and
•the timely completion of the budget, common area maintenance (“CAM”) reconciliations and periodic tenant billings (5%).
In the case of Mr. Schoebel, the role-specific objective criteria and weighting levels included:
•capital and environmental projects management (5%),
•same-space re-leasing spreads (5%),
•tenant retention rate (5%),
•cybersecurity assessment management (5%), and
•the timely completion of the budget, CAM reconciliations and periodic tenant billings (5%).
In addition to the Company and role-specific objective criteria, as applicable, described above for each of our named executive officers, a discretionary component was also evaluated by the Compensation Committee. In evaluating the discretionary component, the Compensation Committee focused on the achievements set forth under “—Fiscal 2022 Performance Highlights,” achievement of the objective measures described above, as well additional factors such as, among others, operational achievements, densification activities, balance sheet maintenance, investor relations activities, individual performance evaluations and the relative value provided by each of our named executive officers towards our success in 2022.
The following table shows the threshold, target and maximum incentive cash bonus opportunities that were available to each named executive officer for 2022 as a percentage of their base salary, as well as the actual bonus earned for the year ended December 31, 2022. Whether any of the threshold, target or maximum bonus levels were attained was determined by the Compensation Committee based on achievement of the criteria described above, including the discretionary component, and the weighting of each criterion.

	2022 Annual Cash Incentive Bonus Percentage Levels
Executive	Threshold	Target	Maximum	Actual ($)	Actual as a Percentage of Base Salary
Stuart A. Tanz	75%	125%	175%	1,471,750	164%
Michael B. Haines	75%	100%	125%	482,500	119%
Richard K. Schoebel	75%	100%	125%	573,700	119%

The Compensation Committee’s evaluation of Mr. Baker’s performance during 2022 focused on his contribution to the achievement of our overall business goals during 2022 and other factors as described above under “—Setting Executive Compensation.” The Compensation Committee also considered, in consultation with FTI, the compensation practices of our executive compensation peer group and recommended a bonus of $200,000 for Mr. Baker in respect of the year ended December 31, 2022.
2023 Annual Cash Incentive Bonus Program
In February 2023, the Compensation Committee approved specific performance metrics relating to the annual cash incentive bonus program for our named executive officers for the performance year ending December 31, 2023 (the “2023 Plan”). The specific performance metrics and weightings approved at this meeting are as follows:

	2023 Annual Cash Incentive Bonus Performance Criteria Weightings
Performance Criteria	Weighting for Stuart A. Tanz	Weighting for Michael B. Haines	Weighting for Richard K. Schoebel
FFO per share (diluted)	20%	15%	15%
Capital raising	20%	15%	15%
Year-end leased occupancy	20%	15%	15%
Same-center NOI growth	20%	15%	15%
Discretionary	20%	15%	15%
Role specific criteria	—%	25%	25%
Total	100%	100%	100%

Long-Term Equity-Based Awards
The Compensation Committee believes that equity-based incentives are an effective means of motivating and rewarding long-term Company performance and value creation. In addition, equity-based incentives appropriately align the interests of management with those of stockholders. In accordance with the terms of the Amended Plan, employees, non-employee directors, executive officers and other key personnel and our service providers and any of our subsidiaries are eligible to be granted Options, Restricted Shares, LTIP units, share appreciation rights, phantom shares, dividend equivalents and other equity-based awards under the Amended Plan. These equity-based awards are intended to be designed to link executive compensation to our long-term Common Stock performance as well as the achievement of operational goals.
In 2019, the Compensation Committee, based on a comprehensive review of our performance-based equity compensation program, the Compensation Committee, in consultation with FTI, restructured such equity compensation to emphasize the achievement of financial and operational metrics that were better aligned with the Company’s long-term strategic goals and more directly correlated to executive performance. With respect to equity awards granted to Messrs. Tanz, Haines, Schoebel and Baker in respect of performance for the year ended December 31, 2019 (granted in 2020), the Compensation Committee retained this revised structure but incorporated the achievement of ESG milestones into the vesting criteria for the performance-based equity awards, as follows:
•Allocation of Awards: Year-end equity-based awards are allocated 50% to time-based equity awards that vest based on continued employment or service over a three-year vesting period and 50% to performance-based equity awards that remain at risk and are subject to forfeiture subject to the achievement pre-established metrics over a three-year performance period.
•Performance-Based Vesting Criteria: Metrics for performance-based equity awards would be adjusted to consist of the number of ESG milestones achieved, average year-end occupancy, average same-center NOI growth and TSR relative to a performance comparison peer group listed below under “—Performance Peer Group”, each measured over a cumulative three-year period (each weighted 25%).
•Payout Opportunities: The performance-based equity awards of our named executive officers would incorporate four levels of opportunity – “threshold,” “target,” “high” and “exceptional” – which determine the amount of the performance-based equity awards that will be earned.
Throughout 2022 and during the first quarter of 2023, the Compensation Committee, in consultation with FTI, continued to evaluate the Company’s performance-based equity award structure together with the Company’s long-term strategic goals. The Compensation Committee determined the performance measures, weightings and levels of opportunity would remain the same for the performance-based equity awards in respect of performance for the year ended December 31, 2022 (granted in 2023). The Compensation Committee believes that the performance goals for the year-end 2022 performance-based equity awards (granted in 2023) are aligned with the Company’s strategic business plan, directly correlated to executive performance, continue to be sensitive to the Company’s TSR performance and are consistent with the long-term objectives that have been communicated to the Company’s investors.
As discussed under “—Elements of Executive Compensation—Annual Cash Incentives,” the Compensation Committee included same-center NOI growth and year-end leased occupancy as performance metrics for the annual cash incentives under the 2022 Plan and the 2023 Plan. As discussed above and further discussed below, the Compensation Committee also determined to include average same-center NOI growth and average year-end occupancy as performance metrics under the long-term equity-based awards granted to our named executive officers in 2022 and 2023. The Compensation Committee does not view these as the same metrics and considers each of them to be individually important in evaluating the performance of the Company and our named executive officers. Occupancy levels and same-center NOI growth at the Company’s properties are very important to the Company’s performance and the Compensation Committee has determined that it is important to set yearly goals with respect to these metrics to be included in the annual cash incentive plans in order to incentivize maintaining consistent occupancy and NOI growth each year. The Compensation Committee has also determined that measuring average occupancy and average same-center NOI growth over a multi-year period is important for motivating longer-term performance, implementing longer-term strategic goals, and separately evaluating the Company’s longer-term performance through shifting economic environments, such as through the different phases of the economic impacts of the COVID-19 pandemic.
Year-End 2022 Long-Term Equity-Based Awards (Granted in 2023)
In February 2023, the Compensation Committee approved long-term equity-based awards for our named executive officers in respect of performance for the year ended December 31, 2022, including the specific performance metrics, weightings and levels of opportunity for performance-based equity awards as described below. In determining the long-term equity-based awards to our named executive officers, the Compensation Committee focused on the objective measures and other factors as described above under “—Setting Executive Compensation.”
Based upon these considerations, the Compensation Committee recommended long-term equity-based awards as follows in respect of performance for the year ended December 31, 2022, subject to the forward-looking vesting criteria described herein:

Executive	Restricted Shares and LTIP Units Awarded (#)(1)	Value based on Grant Date Closing Price ($)
Stuart A. Tanz	280,112	3,999,999
Michael B. Haines	86,834	1,239,990
Richard A. Baker	29,761	424,987
Richard K. Schoebel	95,238	1,359,999
_______________
(1)    Granted on February 21, 2023, 50% of the shares awarded are time-based Restricted Share awards and 50% of the shares awarded are performance-based LTIP unit awards. The number of performance-based LTIP units included in this amount reflects vesting at a “target” payout percentage as shown in the table under “Key Terms of the Year-End 2022 Performance-Based Equity Awards (Granted in 2023).”
Key Terms of the Year-End 2022 Performance-Based Equity Awards (Granted in 2023)
With respect to the long-term equity-based awards to Messrs. Tanz, Haines, Schoebel and Baker in respect of performance for the year ended December 31, 2022 (granted in 2023), 50% of such awards were time-based Restricted Share awards that vest based solely on continued employment or service over a three-year vesting period. Dividends are paid on all time-based equity awards, vested and non-vested.

The remaining 50% of such long-term equity-based awards were performance-based LTIP unit awards granted for performance for the year ended December 31, 2022 and were allocated as follows: (i) 25% of the award will vest based on the number of ESG milestones achieved over the performance period, (ii) 25% of the award will vest based on average year-end occupancy rates over the performance period, (iii) 25% of the award will vest based on average year-end same-center NOI growth over the performance period, and (iv) 25% of the award will vest based on our TSR for such three-year forward-looking performance period relative to the performance comparison peer group listed under “—Performance Peer Group.” Dividends payable in connection with performance-based equity awards granted for performance for the year ended December 31, 2022 will only be paid to the extent that the performance-based vesting conditions are satisfied and such awards are earned and vest. The performance criteria, weightings and levels of opportunity for each of Messrs. Tanz, Haines, Baker and Schoebel for the performance-based equity awards, which were approved by the Compensation Committee in February 2023, are as follows:

Performance Measure	Weighting	Threshold	Target	High	Exceptional
ESG Milestones Achieved(1)	25%	2	3	4	6
Average Year-End Occupancy(2)	25%	93%	94%	95%	96%
Average Year-End Same-Center NOI Growth(3)	25%	1.0%	2.0%	2.5%	3.0%
Three Year Relative TSR(4)	25%	30th percentile	40th percentile	50th percentile	70th percentile
Payout Percentage:		50%	100%	150%	200%
_______________
(1)    ESG milestones achieved shall be the sum of the number of goals related to our ESG program as determined by our board of directors achieved during the period from January 1, 2023 through December 31, 2024 (the “2023 Grant Performance Period”). In the event the ESG milestones achieved fall between 4 and 6, the ESG milestones achieved vesting percentage will be determined using a straight line linear interpolation between 150.0% and 200.0%. ESG milestones include but are not limited to items that address certain of the targets and initiatives included in our ESG Report and discussed under “ESG Highlights,” such as milestones addressing emissions, energy and water usage, and sustainability, corporate governance, and the wellness and satisfaction of our workforce.
(2)    In the event average year-end occupancy falls between 93% and 94%, average year-end occupancy vesting will be determined using a straight line linear interpolation between 50.0% and 100.0%, in the event average year-end occupancy falls between 94% and 95%, average year-end occupancy vesting will be determined using a straight line linear interpolation between 100.0% and 150.0%, and in the event average year-end occupancy falls between 95% and 96%, average year-end occupancy vesting will be determined using a straight line linear interpolation between 150.0% and 200.0%. The occupancy measurement at December 31 of each year during the 2023 Grant Performance Period excludes any properties acquired during the last six months of such year and properties that are being prepared for densification as of the respective measurement date.
(3)    In the event average same-center NOI growth falls between 1.0% and 2.0%, average same-center NOI growth vesting will be determined using a straight line linear interpolation between 50.0% and 100.0%, in the event average same-center NOI growth falls between 2.0% and 2.5%, average same-center NOI growth vesting will be determined using a straight line linear interpolation between 100.0% and 150.0%, and in the event average same-center NOI growth falls between 2.5% and 3.0%, average same-center NOI growth vesting will be determined using a straight line linear interpolation between 150.0% and 200.0%. Same-center NOI is a non-GAAP financial measure that we believe, when considered with financial statements presented in accordance with GAAP, provides additional and useful means to evaluate and compare the operating performance of the Company’s properties. We provide a reconciliation of same-center NOI to consolidated operating income in accordance with GAAP for the years ended December 31, 2022 and 2021, in Item 7 of our Form 10-K for the year ended December 31, 2022.
(4)    In the event the Relative TSR percentile falls between the 30th percentile and the 40th percentile, Relative TSR vesting percentage is determined using a straight line linear interpolation between 50.0% and 100.0%, in the event that the Relative TSR percentile falls between the 40th percentile and 50th percentile, the Relative TSR vesting percentage shall be determined using a straight line linear interpolation between 100.0% and 150.0%, and in the event that the Relative TSR percentile falls between the 50th percentile and 70th percentile, the Relative TSR vesting percentage shall be determined using a straight line linear interpolation between 150.0% and 200.0%.
Key Terms of the Year-End 2021 Performance-Based Equity Awards (Granted in 2022)
With respect to the long-term equity-based awards to Messrs. Tanz, Haines, Schoebel and Baker in respect of performance for the year ended December 31, 2021 (granted in 2022), 50% of such awards were time-based Restricted Share awards that vest based solely on continued employment or service over a three-year vesting period. Dividends are paid on all time-based equity awards, vested and non-vested.

The remaining 50% of such long-term equity-based awards were performance-based Restricted Share awards granted for performance for the year ended December 31, 2021 and were allocated as follows: (i) 25% of the award will vest based on the number of ESG milestones achieved over the performance period, (ii) 25% of the award will vest based on average year-end occupancy rates over the performance period, (iii) 25% of the award will vest based on average year-end same-center NOI growth over the performance period, and (iv) 25% of the award will vest based on our TSR for such three-year forward-looking performance period relative to the performance comparison peer group listed under “—Performance Peer Group.” Dividends payable in connection with performance-based equity awards granted for performance for the year ended December 31, 2021 will only be paid to the extent that the performance-based vesting conditions are satisfied and such awards are earned and vest. The performance criteria, weightings and levels of opportunity for each of Messrs. Tanz, Haines, Baker and Schoebel for the performance-based equity awards, which were approved by the Compensation Committee in February 2022, are as follows:

Performance Measure	Weighting	Threshold	Target	High	Exceptional
ESG Milestones Achieved(1)	25%	2	3	4	6
Average Year-End Occupancy(2)	25%	94%	95%	96%	97%
Average Year-End Same-Center NOI Growth(3)	25%	1.0%	2.0%	2.5%	3.0%
Three Year Relative TSR(4)	25%	30th percentile	40th percentile	50th percentile	70th percentile
Payout Percentage:		50%	100%	150%	200%
_______________
(1)    ESG milestones achieved shall be the sum of the number of goals related to our ESG program as determined by our board of directors achieved during the period from January 1, 2022 through December 31, 2023 (the “2022 Grant Performance Period”). In the event the ESG milestones achieved fall between 4 and 6, the ESG milestones achieved vesting percentage will be determined using a straight line linear interpolation between 150.0% and 200.0%. ESG milestones include but are not limited to items that address certain of the targets and initiatives included in our ESG Report and discussed under “ESG Highlights,” such as milestones addressing emissions, energy and water usage, and sustainability, corporate governance, and the wellness and satisfaction of our workforce.
(2)    In the event average year-end occupancy falls between 94% and 95%, average year-end occupancy vesting will be determined using a straight line linear interpolation between 50.0% and 100.0%, in the event average year-end occupancy falls between 95% and 96%, average year-end occupancy vesting will be determined using a straight line linear interpolation between 100.0% and 150.0%, and in the event average year-end occupancy falls between 96% and 97%, average year-end occupancy vesting will be determined using a straight line linear interpolation between 150.0% and 200.0%. The occupancy measurement at December 31 of each year during the 2022 Grant Performance Period excludes any properties acquired during the last six months of such year and properties that are being prepared for densification as of the respective measurement date.
(3)    In the event average same-center NOI growth falls between 1.0% and 2.0%, average same-center NOI growth vesting will be determined using a straight line linear interpolation between 50.0% and 100.0%, in the event average same-center NOI growth falls between 2.0% and 2.5%, average same-center NOI growth vesting will be determined using a straight line linear interpolation between 100.0% and 150.0%, and in the event average same-center NOI growth falls between 2.5% and 3.0%, average same-center NOI growth vesting will be determined using a straight line linear interpolation between 150.0% and 200.0%. Same-center NOI is a non-GAAP financial measure that we believe, when considered with financial statements presented in accordance with GAAP, provides additional and useful means to evaluate and compare the operating performance of the Company’s properties. We provide a reconciliation of same-center NOI to consolidated operating income in accordance with GAAP for the years ended December 31, 2021 and 2020, in Item 7 of our Form 10-K for the year ended December 31, 2021.
(4)    In the event the Relative TSR percentile falls between the 30th percentile and the 40th percentile, Relative TSR vesting percentage is determined using a straight line linear interpolation between 50.0% and 100.0%, in the event that the Relative TSR percentile falls between the 40th percentile and 50th percentile, the Relative TSR vesting percentage shall be determined using a straight line linear interpolation between 100.0% and 150.0%, and in the event that the Relative TSR percentile falls between the 50th percentile and 70th percentile, the Relative TSR vesting percentage shall be determined using a straight line linear interpolation between 150.0% and 200.0%.
Performance Peer Group
In connection with the vesting of performance-based equity awards subject to relative TSR performance goals, the Company uses a group of competitors that are most closely aligned from an investment and asset-type perspective, but may be too large or small from a size perspective to be considered appropriate peers from an executive compensation standpoint. The following group of peer companies is used to measure our relative TSR performance for our outstanding performance-based equity awards:

Acadia Realty Trust (NYSE:AKR)	Brixmor Property Group Inc. (NYSE:BRX)
Federal Realty Investment Trust (NYSE:FRT)	Kimco Realty Corporation (NYSE:KIM)
Kite Realty Group Trust (NYSE:KRG)	Pennsylvania Real Estate Investment Trust (NYSE:PEI)
Regency Centers Corporation (NYSE:REG)	RPT Realty (NYSE:RPT)
SITE Centers Corp. (NYSE:SITC)	Urban Edge Properties (NYSE:UE)

Compensation for our Chairman
Mr. Baker, the Chairman of our board of directors, does not hold any executive office with the Company. However, due to the nature of his letter agreement and the compensation he is entitled to thereunder, we include Mr. Baker in this Proxy Statement as a “named executive officer.” The Board’s determination of compensation for Mr. Baker recognizes his importance to the Company and its business given his unique experience and leadership capabilities. Mr. Baker brings to the Company a distinguished reputation, valuable retail and real estate relationships and contacts, and significant experience in a number of critical areas, including real estate, finance, leasing and strategy. Mr. Baker also has regular interactions with the Company’s executive management team regarding retail industry trends, strategic acquisitions and other high-level matters. Based on those factors and a review of compensation paid to other similar chairpersons in the REIT industry, the Board believes that Mr. Baker’s compensation is appropriate and is as follows:

Element	2022		2021		% Change
Base Salary	$275,000		$275,000		—%
Cash Bonus	200,000		200,000		—%
Equity Awards	424,987	(1)	424,988	(2)	—%
Total	$899,987		$899,988		—%
_______________
(1)    Represents the value of the award based on the closing price of the Common Stock reported on NASDAQ on February 21, 2023, the grant date of the award.
(2)    Represents the value of the award based on the closing price of the Common Stock reported on NASDAQ on February 15, 2022, the grant date of the award.
Perquisites and Other Benefits
In general, it is the Compensation Committee’s practice to provide limited perquisites and other benefits to our named executive officers. We provide each of Messrs. Tanz, Haines and Schoebel with an automobile allowance of $1,500 per month, but do not reimburse our named executive officers for clubs, financial planning or items of a similar nature.
Messrs. Tanz, Haines and Schoebel are eligible to participate in our employee health and welfare benefit programs. The attributed costs of these benefits for our named executive officers for the fiscal year ended December 31, 2022 are included in the Summary Compensation Table under the column entitled “All Other Compensation” and the related footnote. Further, in accordance with the Code of Conduct, we do not make any loans to, or guarantee any personal loans of, any of our employees, including our named executive officers.
As discussed above in this Compensation Discussion and Analysis, we have entered into employment or letter agreements with each of our named executive officers. These employment and letter agreements are designed to promote our stability and continuity of senior leadership. Information with respect to applicable severance payments under these agreements for our named executive officers is provided under “—Employment and Letter Agreements and Termination of Employment and Change in Control Arrangements.”
Deductibility of Executive Compensation. The Compensation Committee has determined, where practical, to maximize the tax deductibility of compensation payments to our named executive officers under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and the regulations thereunder. Section 162(m) imposes an annual individual limit of $1 million on the deductibility of our compensation payments to our named executive officers. Historically, compensation paid for achieving pre-established and objective performance goals pursuant to a plan that has been approved by our stockholders has not been subject to this limit. In December 2020, final regulations around Section 162(m) were published, which pertain in part to up-REIT structures. The final regulations provide that our distributive share of any compensation deduction for amounts paid to our named executive officers by our operating partnership after December 18, 2020, as well as time-based and performance-based Restricted Stock awards awarded after November 2, 2017, are subject to the Section 162(m) deduction limit. Although the Compensation Committee generally seeks to preserve the federal income tax deductibility of compensation paid, to maintain flexibility in compensating our named executive officers in a manner designed to promote our corporate goals, including retaining and incentivizing our named executive officers, the Compensation Committee has not adopted a policy that all compensation must be deductible.
Other Tax and Accounting Implications. The American Jobs Creation Act of 2004 affects the tax rules applicable to nonqualified deferred compensation arrangements. We believe that we are operating in good faith compliance with these statutory provisions and all subsequent regulatory authority and that the employment agreements of all of our executive officers and the Amended Plan comply with Section 409A of the Internal Revenue Code.

Say-on-Pay Vote. At our 2022 annual meeting of stockholders, we provided our stockholders with the opportunity to vote on a resolution to approve, on an advisory basis, the compensation of our named executive officers. The Compensation Committee reviewed the results of this advisory “say-on-pay” vote. Our stockholders showed continued support for our executive compensation program with approximately 92.4% of the votes cast approving our advisory resolution. We attribute this result to the Compensation Committee’s commitment to designing and implementing an executive compensation program that aligns executive compensation with Company performance and the creation of sustainable stockholder value and its responsiveness to feedback received from our stockholders.
Compensation Committee Report
The Compensation Committee evaluates and establishes compensation for our named executive officers and administers the Amended Plan. While management has the primary responsibility for our financial reporting process, including the disclosure of executive compensation, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the Compensation Committee with regard to executive compensation. The Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.
Laura H. Pomerantz, Chair
Michael J. Indiveri
Zabrina M. Jenkins

The foregoing Compensation Committee Report shall not be deemed under the Securities Act or the Exchange Act to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

Compensation of Executive Officers
The following table summarizes the annual compensation received by our named executive officers for the years ended December 31, 2022, 2021 and 2020.
2022 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(1)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	All Other Compensation ($)(5)	Total ($)
Stuart A. Tanz,	2022	900,000	—	4,205,202	1,471,750	52,972	6,629,924
President and Chief Executive	2021	875,000	—	3,885,031	1,493,750	52,828	6,306,609
Officer	2020	875,000	1,093,750	3,801,797	—	51,430	5,821,977

Michael B. Haines,	2022	406,850	—	1,303,609	482,500	53,062	2,246,021
Chief Financial Officer	2021	395,000	10,500	1,181,034	493,750	52,978	2,133,262
	2020	395,000	355,800	1,155,742	—	51,838	1,958,380

Richard A. Baker,	2022	275,000	200,000	446,784	—	633	922,417
Chairman of our board of directors	2021	275,000	200,000	414,400	—	576	889,976
	2020	275,000	180,000	405,516	—	546	861,062

Richard K. Schoebel,	2022	484,100	—	1,429,759	573,700	54,490	2,542,049
Chief Operating Officer	2021	470,000	3,000	1,295,000	587,500	53,990	2,409,490
	2020	470,000	423,500	1,267,264	—	49,492	2,210,256
_______________
(1)    Material terms of the employment and letter agreements of our named executive officers are provided under “—Employment and Letter Agreements and Termination of Employment and Change in Control Arrangements.”
(2)    Amounts in this column were paid to Messrs. Tanz, Haines, Baker and Schoebel, as applicable, on each of February 17, 2023, February 22, 2022, and March 8, 2021. A substantial majority of the annual cash incentive bonus payments to Messrs. Tanz, Haines and Schoebel for 2022 and 2021 were based on certain performance criteria being met and as such those annual cash incentive bonus payments are included under the Non-Equity Incentive Plan Compensation column of this table. In addition to amounts paid pursuant to the annual cash incentive bonus plan, special bonuses may be awarded at the discretion of the Compensation Committee. In February 2022, the Compensation Committee awarded a discretionary one-time bonus of $10,500 to Mr. Haines and $3,000 to Mr. Schoebel in recognition of their efforts in a challenging operating environment during the year ended December 31, 2021.
(3)    Amounts in this column represent the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. The grant date fair values of awards have been determined based on the assumptions and methodologies set forth in our annual report on Form 10-K for the year ended December 31, 2022 (Note 8, Stock Compensation and Other Benefit Plans for ROIC). Amounts in this column were granted on each of February 15, 2022, February 23, 2021 and February 18, 2020 in respect of named executive officer performance for the years ended December 31, 2021, 2020 and 2019, respectively.
(4)    Amounts in this column were annual cash incentive bonuses paid to our named executive officers on February 17, 2023 and February 22, 2022.
(5)    Amounts in this column represent all other compensation received by our named executive officers during each of the years ended December 31, 2022, 2021 and 2020, as itemized in the tables below.
The following table sets forth for each of our named executive officers the description and amount of each item comprising each officer’s total compensation appearing in the “All Other Compensation” column for the year ended December 31, 2022:

Name	Car Allowance ($)	Health Insurance ($)	401(k) Plan Company Match ($)	Dental Insurance ($)	Total ($)
Stuart A. Tanz	18,000	26,719	6,100	2,153	52,972

Michael B. Haines	18,000	26,809	6,100	2,153	53,062

Richard A. Baker	—	—	—	633	633

Richard K. Schoebel	18,000	27,322	6,100	3,068	54,490

Grants of Plan-Based Awards
The following table summarizes certain information regarding all plan-based awards granted during the 2022 fiscal year to our named executive officers.
Grants of Plan-Based Awards in 2022

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)(2)				All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold	Target	Maximum	Threshold	Target	High	Exceptional
Stuart A. Tanz	—	675,000	1,125,000	1,575,000	—	—	—	—	—	—
	2/15/2022	—	—	—	54,793	109,589	164,382	219,178	109,589	4,205,202

Michael B. Haines	—	305,138	406,850	508,563	—	—	—	—	—	—
	2/15/2022	—	—	—	16,984	33,972	50,956	67,944	33,973	1,303,609

Richard A. Baker	—	—	—	—	—	—	—	—	—	—
	2/15/2022	—	—	—	5,820	11,643	17,463	23,286	11,644	446,784

Richard K. Schoebel	—	363,075	484,100	605,125	—	—	—	—	—	—
	2/15/2022	—	—	—	18,628	37,260	55,888	74,520	37,260	1,429,759
_______________
(1)    Represents the 2022 annual cash incentive bonus opportunities for each of our named executive officers. For a detailed discussion of the performance thresholds and methodology underlying the cash incentive bonus opportunities, see “—Elements of Executive Compensation—Annual Cash Incentives.”
(2)    Vest on or about January 1, 2025 based upon the achievement of specified performance criteria over a three-year vesting period. For a detailed discussion of the performance thresholds and methodology underlying the equity awards, see “—Elements of Executive Compensation—Long-Term Equity-Based Awards.”
(3)    Vest ratably over a three-year vesting period beginning on January 1, 2022 based solely on continued employment.
(4)    Amounts in this column represent the aggregate value of the Restricted Share and Option awards granted in 2022 based upon the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. The grant date fair values of awards have been determined based on the assumptions and methodologies set forth in our annual report on Form 10-K for the year ended December 31, 2022 (Note 8, Stock Compensation and Other Benefit Plans for ROIC).

Outstanding Equity Awards at Fiscal Year End 2022
The following table summarizes all outstanding equity awards held by our named executive officers on December 31, 2022.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Stuart A. Tanz	—	—	—	202,085	(2)	3,037,338
	—	—	—	250,614	(3)	3,766,728
	—	—	—	273,971	(4)	4,117,784

Michael B. Haines	—	—	—	61,432	(2)	923,323
	—	—	—	76,185	(3)	1,145,061
	—	—	—	84,929	(4)	1,276,483

Richard A. Baker	—	—	—	21,553	(2)	323,942
	—	—	—	26,731	(3)	401,767
	—	—	—	29,107	(4)	437,478

Richard K. Schoebel	—	—	—	67,361	(2)	1,012,436
	—	—	—	83,536	(3)	1,255,546
	—	—	—	93,148	(4)	1,400,014
_______________
(1)    For purposes of this table, the market value of the Restricted Shares are deemed to be $15.03 per Restricted Share, the closing price of the Common Stock reported on NASDAQ on December 31, 2022 (the last trading day of the year) and the number of performance-based Restricted Shares included in this table reflect vesting at a “high” payout percentage.
(2)    Comprised of Restricted Share awards granted on February 18, 2020. 50% of such Restricted Share awards are time-based and vest ratably over a three-year period based solely on continued employment or service and 50% of such Restricted Share awards are performance-based and vest based upon the achievement of specified performance criteria over a three-year period. 33.34% and 33.33% of such time-based Restricted Share awards vested on January 1, 2021 and January 1, 2022, respectively, and the remaining 33.33% of such time-based Restricted Share awards vested on January 1, 2023 and a portion of such performance-based awards vested on January 25, 2023.
(3)    Comprised of Restricted Share awards granted on February 23, 2021. 50% of such Restricted Share awards are time-based and vest ratably over a three-year period based solely on continued employment or service and 50% of such Restricted Share awards are performance-based and vest based upon the achievement of specified performance criteria over a three-year period. 33.34% and 33.33% of such time-based Restricted Share awards vested on each of January 1, 2022 and January 1, 2023, respectively. Assuming continued employment or service, the remaining 33.33% of such time-based Restricted Share awards will vest on January 1, 2024. Assuming continued employment or service and depending on the level of achievement of specified performance criteria, 0% up to a multiple of such performance-based Restricted Share awards will vest on or about January 1, 2024.
(4)    Comprised of Restricted Share awards granted on February 15, 2022. 50% of such Restricted Share awards are time-based and vest ratably over a three-year period based solely on continued employment or service and 50% of such Restricted Share awards are performance-based and vest based upon the achievement of specified performance criteria over a three-year period. 33.34% of such time-based Restricted Share awards vested January 1, 2023. Assuming continued employment or service, the remaining 66.66% of such time-based Restricted Share awards will vest ratably on January 1, 2024 and January 1, 2025. Assuming continued employment or service and depending on the level of achievement of specified performance criteria, 0% up to a multiple of such performance-based Restricted Share awards will vest on or about January 1, 2025.
As of December 31, 2022, our named executive officers held an aggregate of 1,563,884 unvested Restricted Shares (comprised of both time-based and performance-based awards and assuming such awards will be earned at the highest performance levels) and no options or other securities under the Amended Plan and the Prior Plan. As of the Record Date, under the Original Plan, there were outstanding Options to acquire a total of 1,500 shares of Common Stock at a weighted average purchase price of $14.57 per share and having a weighted average remaining term of approximately 1.0 year, there were no Restricted Shares still subject to forfeiture, and there were no other awards outstanding and no further awards are permitted to be made. During 2022, 24,500 Options were exercised and no outstanding Options for any of our named executive officers were repriced. As of the Record Date, no shares remained available for grant to eligible participants under the Prior Plan and a total of 1,123,274 Restricted Shares (comprised of both time-based and performance-based awards) remained subject to forfeiture. As of the Record Date, assuming vesting of outstanding awards at the highest performance levels, 4,048,655 shares of Common Stock remained available for grant to eligible participants under the Amended Plan (assuming grants of full value awards), and a total of 461,544 time-based Restricted Shares and 491,944 performance-based LTIP units remained subject to forfeiture.
Option Exercises and Equity Vested
The following table summarizes certain information regarding options exercised and equity awards vested with respect to our named executive officers during the year ended December 31, 2022.

	Option Exercises and Equity Vested in 2022
	Option Awards		Equity Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stuart A. Tanz	—	—	224,197	4,394,261
Michael B. Haines	—	—	70,039	1,372,764
Richard A. Baker	—	—	24,574	481,650
Richard K. Schoebel	—	—	76,798	1,505,241

Chief Executive Officer Compensation Pay Ratio
We believe our executive compensation program must be equitable to motivate our employees to create stockholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our other employees. For 2022, the total compensation of Stuart A. Tanz, our President and Chief Executive Officer of $6,629,924, as shown in the Summary Compensation Table above, (our “CEO Compensation”), was approximately 45 times the total compensation of a median employee, which was calculated in the same manner, and was $146,860.
We identified the median employee using the annual base salary as of December 31, 2022, plus any annual cash incentive bonus received during 2022 and any long-term incentive equity awards vested in 2022 for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2022, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis). If such median employee’s total compensation was not comparable to the CEO Compensation, for example, because such median employee was hired at the end of the year and thus did not receive long-term equity-based awards in 2022, we used the next lower employee who was comparable as the median employee. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our CEO Compensation.
Pay Versus Performance
The following table summarizes certain information regarding specified executive compensation and financial performance measures with respect to our Chief Executive Officer (“CEO”) and non-CEO named executive officers (“non-CEO NEOs”) for each of the last three completed fiscal years.

Pay Versus Performance
					Value of initial fixed $100 investment based on:
Year	Summary Compensation Table total for CEO($)(1)	Compensation actually paid to CEO($)(1)(6)	Average summary compensation table total for non-CEO NEOs($)(1)	Average compensation actually paid to non-CEO NEOs($)(1)(6)	Company TSR($)(2)	Peer group TSR($)(3)	Net income($)(4)	FFO($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	6,629,924	4,671,456	1,903,496	1,419,343	92.08	100.62	55,460,343	145,300,815
2021	6,306,609	8,808,590	1,810,909	2,426,994	116.03	134.06	57,360,284	127,949,616
2020	5,821,977	5,947,577	1,676,566	1,686,653	77.03	94.88	34,720,790	132,452,095
_______________
(1)    The CEO reflected in columns (b) and (c) was Mr. Tanz for each of the years shown. The non-CEO NEOs reflected in columns (d) and (e) represent the following individuals for each of the years shown: Messrs. Haines, Baker and Schoebel.
(2)    For the relevant fiscal year, column (f) represents our cumulative TSR for the measurement periods ending on December 31 of each of 2022, 2021 and 2020, respectively.

(3)    For the relevant fiscal year, column (g) represents the cumulative TSR (“Peer group TSR”) of the National Association of Real Estate Investment Trusts Equity Index (“FTSE NAREIT Equity REITs”) for the measurement periods ending on December 31 of each of 2022, 2021 and 2020, respectively.
(4)    For the relevant fiscal year, column (h) reflects the “Net income” in our Statements of Operations and Comprehensive Income included in our Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021 and 2020.
(5)    For the relevant fiscal year, column (i) reflects our FFO included in our Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021 and 2020. For a description of FFO, see “—Elements of Executive Compensation.”
(6)    SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” (“CAP”) as reported in this Pay versus Performance Table. CAP does not necessarily represent cash and/or equity value transferred to the CEO or non-CEO NEOs without restriction, but rather is a value calculated under applicable SEC rules. In general, CAP is calculated as the Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). Neither the CEO nor the non-CEO NEOs participate in a defined benefit plan so no adjustment for pension benefits is included in the table below. Similarly, no adjustment is made for dividends as dividends are factored into the fair value of the awards. To calculate the CAP in columns (c) and (e) the following amounts were deducted from and added to Summary Compensation Table total compensation from columns (b) and (d), respectively:

Summary Compensation Table Total to Compensation Actually Paid Reconciliation
Year	Executive(s)	Summary Compensation Table totals($)	Subtract grant date equity award values($)(A)	Add year-end equity award values($)(B)	Add change in value of equity awards($)(C)	Subtract value of forfeited equity awards($)(D)	Add dividends paid($)(E)	Compensation actually paid($)
2022	CEO	6,629,924	(4,205,202)	4,196,429	(2,265,670)	(19,894)	335,869	4,671,456
	Average non-CEO NEOs	1,903,496	(1,060,051)	1,057,827	(561,874)	(5,148)	85,093	1,419,343
2021	CEO	6,306,609	(3,885,031)	6,111,657	1,243,676	(1,101,680)	133,359	8,808,590
	Average non-CEO NEOs	1,810,909	(963,478)	1,515,679	314,672	(284,594)	33,806	2,426,994
2020	CEO	5,821,977	(3,801,797)	3,993,787	735,429	(912,563)	110,744	5,947,577
	Average non-CEO NEOs	1,676,566	(942,841)	990,447	189,983	(257,500)	29,998	1,686,653
_______________
(A)    Represents the grant date fair value of awards computed in accordance with FASB ASC Topic 718 as reported in the Summary Compensation Table above.
(B)    Represents the aggregate fair value as of the end of the covered fiscal year of all awards granted during such covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year.
(C)    Represents the sum of (i) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year and (ii) the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year.
(D)    Represents the amount equal to the fair value at the end of the prior fiscal year of any awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year.
(E)    Represents the amount of any dividends or other earnings paid on awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year.

Relationship between Pay and Performance.
Below are graphs showing the relationship of CAP to our CEO and non-CEO NEOs for the years ended December 31, 2022, 2021 and 2020 to (1) our TSR and Peer group TSR, (2) our Net income and (3) our FFO.

CAP Versus TSR 2020-2022
Indexed TSR
$140
$120
$100
$80
$60
CAP ($ in thousands)
$10,000
$7,500
$5,000
$2,500
$0
2019
2020
2021
2022
CEO CAP
Non-CEO NEO Average CAP
Company TSR
Peer Group TSR

CAP Versus Net Income 2020-2022
$80,000
$60,000
$40,000
$20,000
$0
Net Income
$10,000
$7,500
$5,000
$2,500
$0
CAP ($ in thousands)
2020
2021
2022
CEO CAP
Non-CEO NEO Average CAP
Company Net Income

CAP Versus FFO 2020-2022
$150,000
$140,000
$130,000
$120,000
$110,000
FFO ($ in thousands)
$10,000
$7,500
$5,000
$2,500
$0
CAP ($ in thousands)
2020
2021
2022
CEO CAP
Non-CEO NEO Average CAP
Company FFO

Most Important Measures to Determine CAP
The seven items listed below represent the most important metrics that we used to determine CAP for the year ended December 31, 2022 as further described above under “—Elements of Executive Compensation—Annual Cash Incentives” and “—Elements of Executive Compensation—Long-Term Equity-Based Awards”.

Most Important Performance Measures
FFO per share (diluted)
Capital raising
Year-end leased occupancy
Same-center NOI growth
Three Year Relative TSR
Average Year-End Same-Center NOI Growth
ESG Milestones Achieved

Pension Benefits

Our named executive officers received no benefits in 2022 from us under defined pension or defined contribution plans.
Summary of the Second Amended and Restated 2009 Equity Incentive Plan
The following is a summary of the Amended Plan. This summary and the summaries of the Amended Plan elsewhere in this Proxy Statement may not contain all of the information about the Amended Plan that is of importance to you and are qualified in their entirety by reference to the complete text of the Amended Plan. We encourage you to read the Amended Plan carefully and in its entirety for a more complete understanding of the Amended Plan.

Administration

The Compensation Committee has been delegated by our board of directors the authority to administer and interpret the Amended Plan, to authorize the granting of awards, to determine the eligibility of directors, officers, consultants and other key personnel and service providers, to determine the number of shares of Common Stock to be covered by each award (subject to the individual participant limitations provided in the Amended Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Amended Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Amended Plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The Compensation Committee consists solely of non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director.

Eligibility

All of our employees, non-employee directors, executive officers, consultants and other key personnel and service providers as well as our subsidiaries and any of our affiliates are eligible to receive awards under the Amended Plan.

Because the grant of awards under the Amended Plan is within the discretion of the Compensation Committee, and possibly subject to various performance factors which cannot, as yet, be determined, the Company cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the Amended Plan.

Options

The terms of specific options, including whether options shall constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code, shall be determined by the Compensation Committee. The exercise price of an option shall be determined by the Compensation Committee and reflected in the applicable award agreement. The exercise price with respect to incentive stock options may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan) of the fair market value of our Common Stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan). Options will be exercisable at such times and subject to such terms as determined by the Compensation Committee.

Share Awards

The Amended Plan also provides for the grant of share awards. A Restricted Share award is an award of shares of Common Stock that is subject to restrictions on transferability and such other restrictions, if any, as the Compensation Committee may impose at the date of grant. Grants of Restricted Shares will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. A participant granted Restricted Shares has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the Restricted Shares. Although dividends may be paid on Restricted Shares, whether or not vested, at the same rate and on the same date as on shares of our Common Stock, holders of Restricted Shares are prohibited from selling such shares until they vest.

Share Appreciation Rights

Share appreciation rights, when issued, will reduce the number of shares available for grant under the Amended Plan and will vest as provided in the applicable award agreement. Share appreciation rights represent a right to receive the fair market value of a share of Common Stock, or, if provided by the Compensation Committee, the right to receive the fair market value of a share of Common Stock in excess of a base value established by the Compensation Committee at the time of grant. Share appreciation rights may generally be settled in cash or by transfer of shares of Common Stock (as may be elected by the participant or the Compensation Committee, as may be provided by the Compensation Committee at grant). The Compensation Committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the share appreciation rights installments over a period not to exceed ten years.

Phantom Shares

Phantom shares, when issued, will reduce the number of shares available for grant under the Amended Plan and will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of Common Stock, or, if provided by the Compensation Committee, the right to receive the fair market value of a share of Common Stock in excess of a base value established by the Compensation Committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of Common Stock (as may be elected by the participant, in accordance with procedures established by the Compensation Committee, or us, as may be provided by the Compensation Committee at grant).

Dividend Equivalents

A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock otherwise subject to an award. The Compensation Committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of Common Stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Other Equity-Based Awards

The Amended Plan authorizes the granting of other awards based upon shares of our Common Stock (including the grant of securities convertible into shares of Common Stock and share appreciation rights and LTIP units), subject to terms and conditions established at the time of grant.

LTIP units are a special class of partnership interests in our subsidiaries or our operating partnership. Each LTIP unit awarded under the Amended Plan, other than LTIP units that are intended to be “appreciation-only” LTIP units, will be equivalent to an award of one share of Common Stock under the Amended Plan, reducing the number of shares available for other equity awards on a one-for-one basis. We will not receive a tax deduction for the value of any LTIP units granted under the Amended Plan. The vesting period for any LTIP units, if any, will be determined at the time of issuance. Initially, LTIP units will not have full parity with OP units (as defined in our Second Amended and Restated Agreement of Limited Partnership of our operating partnership) with respect to liquidating distributions. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of the preceding revaluation event until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP unit holders. Upon equalization of the capital accounts of the holders of LTIP units with other holders of OP units, the LTIP units will achieve full parity with OP units of our operating partnership for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units, and thereafter enjoy all the rights of OP units.

Change of Control

Upon a Change of Control (as defined in the Amended Plan), the Compensation Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change of Control, but only if the Compensation Committee determines that the adjustments do not have a substantial adverse economic impact on the participants (as determined at the time of the adjustments) and may among other things accelerate vesting or forfeiture of unvested awards in connection with such event.

Amendment; Termination

We will be able to grant awards until the 10th anniversary of the Amended Plan’s approval, April 25, 2032. Our board of directors may amend, suspend, alter or discontinue the Amended Plan but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable (including as required by law or any stock exchange rules), the board of directors must obtain approval of our stockholders for any amendment that would:

•other than through adjustment as provided in the Amended Plan, increase the total number of shares of Common Stock reserved for issuance under the Amended Plan; or
•change the class of officers, directors, employees, consultants and advisors eligible to participate in the Amended Plan.
 The Compensation Committee or our board of directors may amend the terms of any award granted under the Amended Plan, prospectively or retroactively, except that no amendment may adversely affect the rights of any participant with respect to awards previously granted unless such amendments are in connection with applicable laws without his or her consent.

Securities Authorized For Issuance Under Equity Compensation Plans
The following table presents certain information about the Company’s equity compensation plans as of December 31, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table)(2)
Equity compensation plans approved by stockholders	4,000	13.44	5,002,143
Equity compensation plans not approved by stockholders	—	—	—
Total	4,000	13.44	5,002,143
_______________
(1)    Amounts are under the Original Plan.
(2)    Amounts are under the Amended Plan and assume the issuance of only full-value awards.

Employment and Letter Agreements and Termination of Employment and Change in Control Arrangements
We have employment agreements with each of Messrs. Tanz, Haines, and Schoebel and a letter agreement with Mr. Baker. As described below, these employment or letter agreements provide our named executive officers with, among other things, base salary, bonus and certain payments at, following and/or in connection with certain terminations of employment or a change in control involving the Company. As used below, the terms “Cause,” “Change in Control,” “Disability” and “Good Reason” shall have the respective meanings set forth in the applicable employment or letter agreements, as applicable.
Stuart A. Tanz. Mr. Tanz’s employment agreement, which became effective as of March 21, 2017, provides that he will serve as our Chief Executive Officer and President for an initial term of four years, with automatic renewal for additional one-year terms unless we give prior written notice of non-renewal at least six months prior to the end of the then current term. Pursuant to the employment agreement, Mr. Tanz is entitled to an annual base salary of $850,000, subject to annual review and upward adjustment, and an annual bonus between 0% and 175% of his then annual base salary, as determined in the sole discretion of our board of directors and based on Mr. Tanz’s performance and the performance of the Company. Mr. Tanz is entitled to participate in all of our employee benefit plans and programs or other welfare benefit programs as made generally available to other senior executives. Mr. Tanz is also entitled to (i) reimbursement for reasonable business expenses; and (ii) an automobile allowance of $1,500 per month.
Mr. Tanz’s employment agreement provides that if his employment is terminated (i) by us without Cause, (ii) by Mr. Tanz for Good Reason, (iii) upon non-renewal of the employment term by us, or (iv) by reason of Mr. Tanz’s death or Disability, (and provided Mr. Tanz executes and delivers a general release of claims in favor of the Company) he will be entitled to receive (A) a lump sum payment equal to (i) annual salary, annual bonus and other benefits earned and accrued prior to the date of termination, and (ii) (x) two times annual salary and (y) two times the average of the annual bonuses awarded for the last two years immediately preceding the year of termination (if no annual bonus was awarded for the year (or two years) preceding the year of termination, a minimum bonus equal to two times 50% of Mr. Tanz’s then annual salary), and (B) continuing medical and dental benefits for 24 months under the Company’s health plans and programs applicable to senior executives as he would have received in the absence of such termination. In addition to the foregoing, all outstanding unvested equity-based incentives and awards will vest and become free from restrictions and be exercisable in accordance with their terms. Mr. Tanz’s employment agreement also provides that if his employment is terminated by us without Cause or by Mr. Tanz for Good Reason within the 12 month period following a Change in Control, he will be entitled to receive a lump sum payment equal to the benefits listed above, except that he will receive three times annual salary and three times the average of the annual bonuses awarded for the last two years immediately preceding the year of termination (if no annual bonus was awarded for the year (or two years) preceding the year of termination, a minimum bonus equal to three times 50% of Mr. Tanz’s then annual salary). To the extent that any of the foregoing payments so made constitutes an “excess parachute payment” under certain tax laws, rules and regulations, we will pay to Mr. Tanz (i) in full as provided above or (ii) in such lesser amount as would result in no portion of any payments or benefits being subject to the excise tax under the Internal Revenue Code, whichever of the foregoing options (i) or (ii) results in the Mr. Tanz’s receipt, on an after-tax basis, of the greater amount of payments and benefits.
Mr. Tanz has also agreed that he will not (i) compete with us; (ii) solicit our employees, agents or independent contractors; or (iii) solicit or intentionally interfere with our customer or client relationships for the period commencing on the date of the agreement and ending one year following the date upon which Mr. Tanz ceases to be an employee of the Company and our affiliates. His employment agreement also contains customary provisions relating to confidentiality and mutual non-disparagement.
Michael B. Haines. Mr. Haines’s employment agreement, which became effective as of March 21, 2017 provides that he will serve as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary for an initial term of four years, with automatic renewal for additional one-year terms unless we give prior written notice of non-renewal at least six months prior to the end of the then current term. Pursuant to the employment agreement, Mr. Haines is entitled to a base salary of $356,000, subject to review and upward adjustment, and an annual bonus between 0% and 125% of his then annual base salary, as determined in the sole discretion of our board of directors and based on Mr. Haines’ performance and the performance of the Company. Mr. Haines is also entitled to participate in all of our employee benefit plans and programs on substantially the same terms and conditions as other senior executives. Mr. Haines is entitled to (i) reimbursement for reasonable business expenses; and (ii) an automobile allowance of $1,500 per month.
Mr. Haines’ employment agreement provides that if Mr. Haines’ employment is terminated by reason of his death or Disability, he will be entitled to receive (i) a lump sum payment equal to (A) annual salary, annual bonus and other benefits earned and accrued prior to the date of termination, and (B) (x) his annual salary and (y) an amount equal to the average of the annual bonuses awarded for the last two years immediately preceding the year of termination (if no annual bonus was awarded for the year (or two years) preceding the year of termination, a minimum bonus equal to one times 50% of Mr. Haines’ then annual salary), and (ii) continuing medical and dental benefits for 12 months under the Company’s health plans and programs applicable to senior executives as he would have received in the absence of such termination. In addition to the foregoing, all outstanding unvested equity-based incentives and awards will vest and become free from restrictions and be exercisable in accordance with their terms. Additionally, if Mr. Haines’ employment is terminated (A) by us without Cause, (B) by Mr. Haines for Good Reason, (C) upon non-renewal of the employment term by us, or (D) by the Company without Cause or by Mr. Haines for Good Reason within the 12-month period following a Change in Control, (and provided Mr. Haines executes and delivers a general release of claims in favor of the Company) he will be entitled to receive (i) a lump sum payment equal to (A) annual salary, annual bonus and other benefits earned and accrued prior to the date of termination, and (B) (x) two times annual salary and (y) two times the average of the annual bonuses awarded for the last two years immediately preceding the year of termination (if no annual bonus was awarded for the year (or two years) preceding the year of termination, a minimum bonus equal to two times 50% of Mr. Haines’ then annual salary), and (ii) continuing medical and dental benefits for 18 months under the Company’s health plans and programs applicable to senior executives as he would have received in the absence of such termination. In addition to the foregoing, all outstanding unvested equity-based incentives and awards will vest and become free from restrictions and be exercisable in accordance with their terms. To the extent that any of the foregoing payments so made constitutes an “excess parachute payment” under certain tax laws, rules and regulations, we will pay to Mr. Haines (i) in full as provided above or (ii) in such lesser amount as would result in no portion of any payments or benefits being subject to the excise tax under the Internal Revenue Code, whichever of the foregoing options (i) or (ii) results in the Mr. Haines’ receipt, on an after-tax basis, of the greater amount of payments and benefits.
Mr. Haines has also agreed that he will not, for the period commencing on the date of the agreement and ending one year following the date upon which Mr. Haines ceases to be an employee of the Company and our affiliates, (i) compete with us, (ii) solicit our employees, agents or independent contractors, or (iii) solicit or intentionally interfere with our customer or client relationships. Mr. Haines’ employment agreement also contains customary provisions relating to confidentiality and mutual non-disparagement.
Richard A. Baker. On April 2, 2012, we entered into an amendment to Mr. Baker’s letter agreement with us, providing for his transition from Executive Chairman to non-executive Chairman of our board of directors, effective following our 2012 Annual Meeting. The term of the amended letter agreement was through October 20, 2015. Subject to annual review by our board of directors, Mr. Baker continues to serve as non-executive Chairman of our board of directors pursuant to the terms of the amended letter agreement.
The amended letter agreement provides that Mr. Baker will receive annual compensation at a rate of $275,000. However, such compensation shall not extend beyond the date of Mr. Baker’s termination as non-executive Chairman of our board directors, unless such termination results from a decision taken by our board of directors without Mr. Baker’s approval to discontinue his service. Mr. Baker’s base salary is subject to annual review and upward adjustment in the discretion of the Compensation Committee. Mr. Baker is eligible for an annual bonus to be determined in the sole discretion of our board of directors and based on Mr. Baker’s performance and our performance. Mr. Baker is also entitled to reimbursement for reasonable business expenses and a travel allowance determined annually by the Compensation Committee together with Mr. Baker.
Under the amended letter agreement, Mr. Baker has agreed that during the period he serves as Chairman of our board of directors, and (unless the board of directors elects not to continue Mr. Baker as Chairman without Mr. Baker’s approval to discontinue his service) for a one-year period following such service, he will not become a senior executive officer of a U.S.-based, publicly traded, necessity-based, retail REIT nor will he solicit our employees, agents or independent contractors to leave their employment or other service with us. Mr. Baker’s amended letter agreement also contains customary provisions relating to confidentiality and mutual non-disparagement. In addition, under the amended letter agreement, we and Mr. Baker agreed, with effect from October 20, 2012, to terminate his commitment to first offer to us retail properties located in the United States that he may discover prior to taking any interest in such property directly or indirectly for his own account or offering such property to other persons or entities.
Richard K. Schoebel. Mr. Schoebel’s employment agreement, which became effective as of March 21, 2017, provides that he will serve as our Chief Operating Officer for an initial term of four years, with automatic renewal for additional one-year terms unless we give prior written notice of non-renewal at least six months prior to the end of the then current term. Pursuant to the employment agreement, Mr. Schoebel is entitled to a base salary of $420,000, subject to review and upward adjustment, and an annual bonus between 0% and 125% of his then annual base salary, as determined in the sole discretion of our board of directors and based on Mr. Schoebel’s performance and the performance of the Company. Mr. Schoebel is also entitled to participate in all of our employee benefit plans and programs on substantially the same terms and conditions as other senior executives. Mr. Schoebel is also entitled to (i) reimbursement for reasonable business expenses; and (ii) an automobile allowance of $1,500 per month.
Mr. Schoebel’s employment agreement provides that if Mr. Schoebel’s employment is terminated by reason of his death or Disability, he will be entitled to receive (i) a lump sum payment equal to, (A) annual salary, annual bonus and other benefits earned and accrued prior to the date of termination, and (B) (x) his annual salary and (y) an amount equal to the average of the annual bonuses awarded for the last two years immediately preceding the year of termination (if no annual bonus was awarded for the year (or two years) preceding the year of termination, a minimum bonus equal to one times 50% of Mr. Schoebel’s then annual salary), and (ii) continuing medical and dental benefits for 12 months under the Company’s health plans and programs applicable to senior executives as he would have received in the absence of such termination. In addition to the foregoing, all outstanding unvested equity-based incentives and awards will vest and become free from restrictions and be exercisable in accordance with their terms. Additionally, if Mr. Schoebel’s employment is terminated (A) by us without Cause, (B) by Mr. Schoebel for Good Reason, (C) upon non-renewal of the employment term by us, or (D) by the Company without Cause or by Mr. Schoebel for Good Reason within the 12-month period following a Change in Control, (and provided Mr. Schoebel executes and delivers a general release of claims in favor of the Company) he will be entitled to receive (i) a lump sum payment equal to (A) annual salary, annual bonus and other benefits earned and accrued prior to the date of termination, and (B) (x) two times annual salary and (y) two times the average of the annual bonuses awarded for the last two years immediately preceding the year of termination (if no annual bonus was awarded for the year (or two years) preceding the year of termination, a minimum bonus equal to two times 50% of Mr. Schoebel’s then annual salary), and (ii) continuing medical and dental benefits for 18 months under the Company’s health plans and programs applicable to senior executives as he would have received in the absence of such termination. In addition to the foregoing, all outstanding unvested equity-based incentives and awards will vest and become free from restrictions and be exercisable in accordance with their terms. To the extent that any of the foregoing payments so made constitutes an “excess parachute payment” under certain tax laws, rules and regulations, we will pay to Mr. Schoebel (i) in full as provided above or (ii) in such lesser amount as would result in no portion of any payments or benefits being subject to the excise tax under the Internal Revenue Code, whichever of the foregoing options (i) or (ii) results in the Mr. Schoebel’s receipt, on an after-tax basis, of the greater amount of payments and benefits.
Mr. Schoebel has also agreed that he will not, for the period commencing on the date of the agreement and ending one year following the date upon which Mr. Schoebel ceases to be an employee of the Company and our affiliates, (i) compete with us, (ii) solicit our employees, agents or independent contractors, or (iii) solicit or intentionally interfere with our customer or client relationships. Mr. Schoebel’s employment agreement also contains customary provisions relating to confidentiality and mutual non-disparagement.

Potential Payments upon a Change in Control or Termination
The following table sets forth the cash amounts, accelerated vesting of equity awards and other payments and benefits that our named executive officers would be entitled to receive under various circumstances pursuant to the terms of the Prior Plan, the Amended Plan, and the grant agreements made under the Prior Plan and the Amended Plan and their respective employment agreements in the event that the employment termination scenarios described above under “—Employment and Letter Agreements and Termination of Employment and Change in Control Arrangements” were to have occurred on December 31, 2022. The actual amounts that would be paid on any termination of employment can only be determined at the time of any actual separation from the Company.

Event	Stuart A. Tanz	Michael B. Haines	Richard A. Baker	Richard K. Schoebel
By Company without Cause, by Employee for Good Reason or upon non-renewal of employment by the Company, and with no Change in Control:(*)
Cash Severance(1)	4,765,500	1,841,750	—	2,184,200
Equity Awards(4)	8,400,733	2,573,572	894,676	2,822,183
Other Benefits(5)	57,744	43,443	—	45,585
Total	13,223,977	4,458,765	894,676	5,051,968

By Company without Cause, by Employee for Good Reason, and following a Change in Control:(*)
Cash Severance(2)	7,148,250	1,841,750	—	2,184,200
Equity Awards(4)	8,400,733	2,573,572	894,676	2,822,183
Other Benefits(5)	57,744	43,443	—	45,585
Total(6)	15,606,727	4,458,765	894,676	5,051,968

Death or Disability:(*)
Cash Severance(3)	4,765,500	920,875	—	1,092,100
Equity Awards(4)	8,400,733	2,573,572	894,676	2,822,183
Other Benefits(5)	57,744	28,962	—	30,390
Total	13,223,977	3,523,409	894,676	3,944,673

By Company with Cause or by Employee without Good Reason: (*)
Cash Severance	—	—	—	—
Equity Awards	—	—	—	—
Other Benefits	—	—	—	—
Total	—	—	—	—
_______________
(*)    All amounts are in dollars. All amounts assume any accrued base salary, bonus and other benefits have been paid up to the date of calculation.
(1)    Reflects the aggregate of (i) 2.0 times base salary (using base salaries as of the date of this Proxy Statement) and (ii) 2.0 times the average of the cash bonuses earned for the fiscal years ended December 31, 2022 and 2021.
(2)    Reflects the aggregate of (i) 2.0 times (3.0 times for Mr. Tanz) base salary (using base salaries as of the date of this Proxy Statement) and (ii) 2.0 times (3.0 times for Mr. Tanz) the average of the cash bonuses earned for the fiscal years ended December 31, 2022 and 2021.
(3)    Reflects the aggregate of (i) 1.0 times (2.0 times for Mr. Tanz) base salary (using base salaries as of the date of this Proxy Statement) and (ii) 1.0 times (2.0 times for Mr. Tanz) the average of the cash bonuses earned for the fiscal years ended December 31, 2022 and 2021.
(4)    Reflects the number of shares received pursuant to equity awards that had not vested as of December 31, 2022 (see “—Compensation of Executive Officers—Outstanding Equity Awards at Fiscal Year-End 2022”) multiplied by $15.03 per share, the closing price of the Common Stock reported on NASDAQ on December 31, 2022 (the last trading day of the year). For unvested performance-based equity awards subject to “threshold,” “target,” “high,” “maximum,” or “exceptional” bonus opportunity levels, amounts have been calculated assuming a “target” bonus opportunity level payout.
(5)    Reflects continuing medical and dental benefits for 18 months (24 months for Mr. Tanz, and in the case of Messrs. Haines and Schoebel in the event of death or disability, 12 months) calculated using the amounts received during the fiscal year ended December 31, 2022.
(6)    To the extent that any of the payments made upon a change in control constitute an “excess parachute payment” under certain tax laws, rules and regulations, we will pay (i) the total in full or (ii) such lesser amount as would result in no portion of any payments or benefits being subject to such excise tax, whichever of the foregoing options (i) or (ii) results in the receipt, on an after-tax basis, of the greater amount of payments and benefits.

Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised solely of independent directors: Laura H. Pomerantz (Chair), Michael J. Indiveri and Zabrina M. Jenkins. No member of the Compensation Committee is or was an employee or officer of the Company or had any relationships requiring disclosure under the rules and regulations of the Exchange Act. There are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote, on an advisory and non-binding basis, on whether the Company will seek an advisory vote on the compensation of our named executive officers every one, two or three years.  By voting on this proposal, you will be able to specify how frequently you would like us to hold an advisory vote on the compensation of our named executive officers.

Our most recent advisory vote on the frequency of holding future stockholder advisory votes on the compensation of our named executive officers occurred in 2017 when our stockholders expressed a preference that advisory votes on executive compensation occur every year. Consistent with this stockholder preference, since 2017 we have held non-binding advisory votes on the compensation of our named executive officers on an annual basis.
After careful consideration of this proposal, our board of directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our board of directors recommends that you vote for “EVERY YEAR” as the frequency of holding future stockholder advisory votes on the compensation of our named executive officers.
In formulating its recommendation, our board of directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies, and practices as disclosed in our annual proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies, and practices.
With respect to the advisory proposal on the frequency of holding future stockholder advisory votes on the compensation of our named executive officers, you may vote for “EVERY YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS” or mark your proxy “ABSTAIN.”

Our board of directors recommends a vote FOR the option of “EVERY YEAR” as the frequency of holding future stockholder advisory votes on the compensation of our named executive officers.
The option of “EVERY YEAR”, “EVERY TWO YEARS”, or “EVERY THREE YEARS” that receives a majority of the votes cast by stockholders at the Annual Meeting at which a quorum is present will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. If no frequency receives the affirmative vote of a majority of the votes cast on the proposal, our board of directors intends to regard the frequency receiving the greatest number of votes as the recommendation of our stockholders. Proxies solicited by our board of directors will be voted for “EVERY YEAR” on this proposal unless otherwise instructed. Abstentions and broker non-votes are not votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

Although this advisory vote is not binding on the Company, our board of directors is inclined to follow the direction suggested by our stockholders in this advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Other than the transactions referred to herein, since the beginning of our last fiscal year, we have not been a party to any transaction or proposed transaction with any related person who is (i) one of our directors or executive officers, (ii) a director nominee, (iii) a beneficial owner of more than 5% of Common Stock or (iv) any member of the immediate family of any of the foregoing persons that involves an amount exceeding $120,000 and in which any such related person had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of the date of this Proxy Statement regarding the beneficial ownership of Common Stock by (i) each person known to us to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) our named executive officers, (iii) our directors and director nominees and (iv) all of our directors, director nominees and named executive officers as a group.

	Common Stock Beneficially Owned
Name and Business Address(1)	Shares(2)(3)		Shares Subject to Options or Warrants(4)	Total	Percent of Class
Directors and Officers(2)
Richard A. Baker	336,629	(5)	—	336,629	*
Michael B. Haines	375,869		—	375,869	*
Angela K. Ho	19,223		—	19,223	*
Michael J. Indiveri	94,457		—	94,457	*
Zabrina M. Jenkins	12,067		—	12,067	*
Lee S. Neibart	129,907	(5)	—	129,907	*
Adrienne B. Pitts	12,067		—	12,067	*
Laura H. Pomerantz	66,357		—	66,357	*
Richard K. Schoebel	497,063		—	497,063	*
Stuart A. Tanz	2,112,560		—	2,112,560	1.7%
Eric S. Zorn	83,169		—	83,169	*
All directors and named executive officers as a group (10 persons)	3,739,368		—	3,739,368	3.0%

5% or more beneficial owners
Entities affiliated with Blackrock, Inc.(6) 55 East 52nd Street New York, NY 10055	22,581,843		—	22,581,843	18.1%
Entities affiliated with The Vanguard Group, Inc.(7) 100 Vanguard Blvd. Malvern, PA 19355	20,171,809		—	20,171,809	16.2%
Entities affiliated with State Street Corporation(8) One Lincoln Street Boston, MA 02111	7,935,812		—	7,935,812	6.37%
_______________
(*)    Represents less than 1% of issued and outstanding shares of Common Stock.
(1)    The business address of each director and named executive officer is c/o Retail Opportunity Investments Corp., 11250 El Camino Real, Suite 200, San Diego, California 92130.
(2)    Each director and named executive officer has sole voting and investment power with respect to these shares, except that (i) the Indiveri Group LLC, a limited liability company, holds 8,400 shares whose interests are owned 50% by Mr. Indiveri and 50% by his spouse, (ii) all of the shares held by Mr. Schoebel are held by the Schoebel Family Trust dated June 7, 2013 whose interests are owned 50% by Mr. Schoebel and 50% by his spouse and (iii) 225,000 of the shares held by Mr. Tanz are held by two grantor retained annuity trusts of which Mr. Tanz is the sole annuitant and trustee and 1,887,560 shares or OP Units, as the case may be, are held by the Stuart A. Tanz Separate Property Trust U/A dated 6/16/2006 of which Mr. Tanz’s spouse is a trustee.
(3)    Includes unvested Restricted Shares granted to our named executive officers and directors as follows: Mr. Baker – 26,756 Restricted Shares subject to time-based vesting; Mr. Haines – 77,787 Restricted Shares subject to time-based vesting; Mr. Tanz – 251,672 Restricted Shares subject to time-based vesting; Mr. Schoebel – 85,311 Restricted Shares subject to time-based vesting; Ms. Ho – 6,653 Restricted Shares subject to time-based vesting; Mr. Indiveri – 6,653 Restricted Shares subject to time-based vesting; Ms. Jenkins – 6,653 Restricted Shares subject to time-based vesting; Mr. Neibart – 6,653 Restricted Shares subject to time-based vesting; Ms. Pitts – 6,653 Restricted Shares subject to time-based vesting; Ms. Pomerantz – 6,653 Restricted Shares subject to time-based vesting; and Mr. Zorn – 6,653 Restricted Shares subject to time-based vesting.
Excludes unvested Restricted Shares granted to our named executive officers as follows (assuming vesting of performance-based awards at the highest performance levels): Mr. Baker – 47,962 Restricted Shares subject to performance-based vesting; Mr. Haines – 138,270 Restricted Shares subject to performance-based vesting; Mr. Tanz – 450,516 Restricted Shares subject to performance-based vesting; and Mr. Schoebel – 151,632 Restricted Shares subject to performance-based vesting.
Excludes unvested LTIP units granted to our named executive officers as follows (assuming vesting of performance-based awards at the highest performance levels): Mr. Baker – 29,760 LTIP units subject to performance-based vesting; Mr. Haines – 86,834 LTIP units subject to performance-based vesting; Mr. Tanz – 280,112 LTIP units subject to performance-based vesting; and Mr. Schoebel – 95,238 LTIP units subject to performance-based vesting.
Includes OP units that may be redeemed for shares of Common Stocks at our option on a one-for-one basis, subject to certain adjustments as follows: Mr. Baker – 12,635 OP units; Mr. Haines – 36,011 OP units; Mr. Tanz – 113,727 OP units; and Mr. Schoebel – 39,487 OP units.

(4)    For purposes of this table, a person is deemed to be the beneficial owner of shares of Common Stock if that person has the right to acquire such shares within 60 days of the Record Date by the exercise of any Options or warrants. Options or warrants held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by any other person.
(5)    Includes 175,568 shares received by Mr. Baker and 68,850 shares received by Mr. Neibart as part of a pro rata distribution from NRDC Capital Management, LLC, of which William L. Mack, Robert C. Baker, and Messrs. Baker and Neibart were the sole members and managers. In prior reports, Messrs. Baker and Neibart each reported indirect beneficial ownership of 688,500 shares.
(6)    On its Schedule 13G (Amendment No. 3) filed with the SEC on January 23, 2023, Blackrock, Inc. reported sole voting power with respect to 22,214,612 shares of Common Stock beneficially owned by it, shared voting or shared dispositive power with respect to 0 shares of Common Stock beneficially owned by it, sole dispositive power with respect to 22,581,843 shares of Common Stock beneficially owned by it and aggregate beneficial ownership of 22,581,843 shares of Common Stock. The Schedule 13G (Amendment No. 3) reports a beneficial ownership percentage of shares of Common Stock of 18.1%.
(7)    On its Schedule 13G (Amendment No. 13) filed with the SEC on February 9, 2023, the Vanguard Group, Inc. reported sole voting power with respect to 0 shares of Common Stock, shared voting power with respect to 188,801 shares of Common Stock, sole dispositive power with respect to 19,862,512 shares of Common Stock, shared dispositive power with respect to 309,297 shares of Common Stock beneficially owned by it and aggregate beneficial ownership of 20,171,809 shares of Common Stock. The Schedule 13G (Amendment No. 13) reports a beneficial ownership percentage of shares of Common Stock of 16.2%.
(8)    On its Schedule 13G (Amendment No. 2) filed with the SEC on February 7, 2023, State Street Corporation reported sole voting power with respect to 0 shares of Common Stock, shared voting power with respect to 6,301,363 shares of Common Stock, sole dispositive power with respect to 0 shares of Common Stock, shared dispositive power with respect to 7,935,812 shares of Common Stock beneficially owned by it and aggregate beneficial ownership of 7,935,812 shares of Common Stock. The Schedule 13G (Amendment No. 2) reports a beneficial ownership percentage of shares of Common Stock of 6.37%.
OTHER MATTERS
Our board of directors knows of no other business to be presented at the Annual Meeting or any postponements or adjournments thereof. The proxies for the Annual Meeting confer discretionary authority on the persons named therein as proxy holders to vote on any matter proposed by stockholders for consideration at the Annual Meeting. As to any other business which may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.
SUBMISSION OF STOCKHOLDER PROPOSALS
Any stockholder intending to present a proposal at our 2024 Annual Meeting of Stockholders and have the proposal included in the proxy statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than November 25, 2023, and must otherwise be in compliance with the requirements of the SEC’s proxy rules.
Our stockholders of record who comply with the current advanced notice procedures set forth in our Bylaws and outlined under this “Submission of Stockholder Proposals” section may nominate director candidates for election to our board of directors or propose other business at the annual meeting. To be timely, such stockholder nominations of director candidates or proposals of other business must be received by our Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so delivered not earlier than the 150th day prior to the date of such annual meeting nor later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting will not commence a new time period for the giving of a stockholder’s notice as described above. Accordingly, to nominate a director candidate for election or propose other business for inclusion at our 2024 Annual Meeting of Stockholders, stockholders must submit the nomination or proposal, in writing, by November 25, 2023, but in no event earlier than October 26, 2023. The written notice must set forth the information required by our Bylaws for nominations or proposals made by stockholders at an annual meeting. The advanced notice procedures set forth in our Bylaws do not affect the right of stockholders to request the inclusion of proposals in our proxy statement pursuant to SEC rules.
Any such nomination or proposal should be sent to Michael B. Haines, our Secretary, at Retail Opportunity Investments Corp., 11250 El Camino Real, Suite 200, San Diego, California 92130, and, to the extent applicable, must include the information required by our Bylaws.
Our board of directors and our management do not know of any other nominees, matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponements or adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion on any such matters. If the candidacy of Messrs. Baker,

Indiveri, Neibart, Tanz or Zorn, or Mses. Ho, Jenkins, Pitts or Pomerantz should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidates (if any) as shall be nominated by our board of directors. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.
HOUSEHOLDING OF PROXY MATERIALS
The SEC permits companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials (i.e., the proxy statement and annual report) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing the same address unless contrary instructions have been received from the impacted stockholders. Once a stockholder has received notice from its broker that they will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder revokes consent to “householding” or is notified otherwise. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate set of our proxy materials, such stockholder should so notify us by directing written requests to: Retail Opportunity Investments Corp., 11250 El Camino Real, Suite 200, San Diego, California 92130, Attn: Michael B. Haines, our Chief Financial Officer; or by calling investor relations at 858-255-4913. In addition, if so requested, we will also undertake to promptly deliver a separate set of proxy materials to any stockholder for whom such proxy materials were subject to “householding.” Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of their communications should contact us, as specified above, or their respective brokers.
MISCELLANEOUS
We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. This solicitation is being made primarily through the Internet and by mail, but may also be made by our directors, executive officers and employees by telephone, telegraph, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to our directors, executive officers or employees for this solicitation. We will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.
A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND NASDAQ) INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1 UNDER THE EXCHANGE ACT FOR OUR MOST RECENT FISCAL YEAR, WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE DIRECTED TO MICHAEL B. HAINES, OUR CHIEF FINANCIAL OFFICER, AT OUR PRINCIPAL EXECUTIVE OFFICES AT RETAIL OPPORTUNITY INVESTMENTS CORP., 11250 EL CAMINO REAL, SUITE 200, SAN DIEGO, CALIFORNIA 92130.
By Order of the Board of Directors
Stuart A. Tanz
President and Chief Executive Officer
San Diego, California
March 24, 2023

PROXY

RETAIL OPPORTUNITY INVESTMENTS CORP.

2023 Meeting of Stockholders – April 25, 2023

Offices of Clifford Chance US LLP
31 West 52nd St., New York, New York 10019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder of Retail Opportunity Investments Corp., a Maryland corporation (the "Company"), hereby appoints Stuart A. Tanz and Michael B. Haines, or either of them, each with power to act without the other and with power of substitution, as proxies (the "Proxies") and attorneys-in-fact and hereby authorizes them to attend the Annual Meeting of Stockholders (the "Meeting") of the Company to be held on April 25, 2023, at 1:30 p.m. Eastern time at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and to otherwise represent the undersigned at the Meeting with all powers which the undersigned would possess if present at the Meeting. By signing this proxy, the undersigned acknowledges receipt of the Notice of Annual Meeting and of the accompanying Proxy Statement, the terms of which are incorporated by reference herein, and revokes any proxy given with respect to the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED IN THE PROXY STATEMENT, "FOR" PROPOSALS 2 AND 3, AND "EVERY YEAR" ON PROPOSAL 4. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(Continued and to be marked, dated, and signed on other side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Please mark your votes like this ☒

The Company's Board of Directors recommends you vote "FOR" the election of each of the nominees listed below, "FOR" Proposals 2 and 3, and "EVERY YEAR" on Proposal 4.

Proposal 1. Election of Directors.

NOMINEES:	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐
(1) Richard A. Baker			☐
(2) Angela K. Ho			☐
(3) Michael J. Indiveri			☐
(4) Zabrina M. Jenkins			☐
(5) Lee S. Neibart			☐
(6) Adrienne B. Pitts			☐
(7) Laura H. Pomerantz			☐
(8) Stuart A. Tanz			☐
(9) Eric S. Zorn			☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and mark the box for each nominee you wish to withhold.

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

I plan on attending the meeting: ☐

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

→ ______

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN
☐	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE, "FOR" PROPOSALS 2 AND 3, AND "EVERY YEAR" ON PROPOSAL 4 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Note: This proxy should be marked, dated, and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee, or guardian please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership's name by authorized person.

Date ______

Signature ______

Signature (if held jointly) ______

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

→ ______

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when authorizing your proxy to vote by Internet or Telephone.

INTERNET

Vote Your Proxy on the Internet
up until April 24, 2023 at 11:59 p.m. Eastern time:
Go to www.AALvote.com/ROIC
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1 (866) 804-9616
Use any touch-tone telephone to vote your proxy up until April 24, 2023 at 11:59 p.m. Eastern time. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.